UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 8, 2020

To our shareholders:

I am pleased to invite you to the 2020 Annual General Meeting of Shareholders (the "Annual General Meeting") of Quotient Limited (“Quotient”, the “Company” or "we", "us" and "our") to be held on October 29, 2020, at 10:00 a.m., local time, at Hotel Drei Könige AG, Paracelsuspark 1, 8840 Einsiedeln, Switzerland. Information about the meeting is presented on the following pages.

Details regarding admission to the meeting and the business that will be conducted are described in the accompanying Notice of Annual General Meeting (the "AGM Notice") and Proxy Statement.

In accordance with the “notice and access” rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed, paper copy of our proxy materials to each shareholder who holds shares in street name (the “full set delivery” option), we are furnishing proxy materials to those shareholders over the Internet (the “notice only” option). A company may use either option, “notice only” or “full set delivery,” for all of its shareholders or may use one method for some shareholders and the other method for others. We believe the “notice only” process expedites shareholders’ receipt of proxy materials and reduces the costs and environmental impact of our Annual General Meeting. We will bear the entire cost of the solicitation. On or about September 8, 2020, we will begin mailing a notice (the "Notice of Availability") to our shareholders containing instructions on how to access online our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 12, 2020 (our "Annual Report"),  vote online, and receive paper copies of these documents for shareholders who so select, as well as a link containing instructions on how to vote by telephone. Our Proxy Statement and the Annual Report are also available at https://quotientbd.com/page/investors.

All shareholders who do not receive a Notice of Availability will receive a printed, paper copy of our proxy materials by mail. Whether or not you plan to attend the meeting, your vote is important, and we encourage you to review the proxy materials and vote as soon as possible using the instructions provided in the proxy materials.  If you received a paper copy of our proxy materials by mail, or you received a Notice of Availability by mail and have opted to receive a paper copy of our proxy materials by mail, please sign, date and mail the proxy card in the envelope provided. You may also vote your shares over the Internet or via a toll-free (in the United States) telephone number contained in the voting instructions included with your proxy materials. Instructions regarding the methods of voting are contained in the Notice of Availability or proxy card.

Thank you for your continued support of Quotient. We look forward to seeing you on October 29, 2020.

Important note regarding the COVID-19 pandemic:  As required by our organizational documents, we intend to hold the Annual General Meeting in person.  Although you would ordinarily be entitled to attend the Annual General Meeting and vote in person, in light of the rapidly changing COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  Your vote is important and we encourage you to review the proxy materials and vote your shares by proxy as soon as possible prior to the Annual General Meeting.

Sincerely,

Heino von Prondzynski Chairman of the Board of Directors

Notice of Annual General Meeting of Shareholders

To Be Held on October 29, 2020 at Hotel Drei Könige AG, Paracelsuspark 1, 8840 Einsiedeln, Switzerland

DATE: October 29, 2020

TIME: 10:00 a.m., local time

PLACE: Hotel Drei Könige AG, Paracelsuspark 1, 8840 Einsiedeln, Switzerland

RECORD DATE: the close of business on August 31, 2020 (for beneficial owners of ordinary shares held in street name)

PURPOSE OF MEETING: Presenting the Company’s accounts for the fiscal year ended March 31, 2020, together with the auditors’ reports on those accounts, to the shareholders at the Annual General Meeting and passing the following ordinary resolutions and transacting such other business as may properly come before the Annual General Meeting:

ORDINARY RESOLUTIONS

Election of directors

1) THAT Franz Walt be elected as a director of the Company.

2) THAT Isabelle Buckle be elected as a director of the Company.

3) THAT Frederick Hallsworth be elected as a director of the Company.

4) THAT Catherine Larue be elected as a director of the Company.

5) THAT Brian McDonough be elected as a director of the Company.

6) THAT Heino von Prondzynski be elected as a director of the Company.

7) THAT Zubeen Shroff be elected as a director of the Company.

8) THAT John Wilkerson be elected as a director of the Company.

Compensation of our named executive officers ("say on pay")

9) THAT the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section of the Company's proxy statement (the "Proxy Statement") and the related compensation tables, notes and narrative discussion.

Frequency of future shareholder advisory "say on pay" votes

10) THAT the shareholders determine, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation paid to the Company's named executed officers.

Increase in shares available for issuance and amendment of the "evergreen" provision under the 2014 Equity Plan

11) THAT the third amended and restated 2014 Stock Incentive Plan (the "Third Amended and Restated 2014 Plan") be approved, which reflects amendments to the Second Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our board of directors or the remuneration  committee.

Auditors

12) THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual General Meeting of the Company to be held in 2021, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2021 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

Record Date

Beneficial owners of Quotient shares held in street name are entitled to vote only if they were a shareholder of Quotient at the close of business on August 31, 2020. Shareholders on Quotient's register of members 48 hours before the time the Annual General Meeting is to be held are also entitled to vote. Holders of ordinary shares of Quotient are entitled to one vote for each share held.

Attendance at the Annual General Meeting

As required by our organizational documents, we intend to hold the Annual General Meeting in person.  Although you would ordinarily be entitled to attend the Annual General Meeting and vote in person, in light of the rapidly changing COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  As a result, we encourage you to vote by proxy.  If you nevertheless expect to attend, please check the appropriate box on the proxy card when you return your proxy. If you hold your shares in street name, you may also follow the instructions included in the proxy materials to vote and confirm your attendance by telephone or Internet.

Where to Find More Information about the Resolutions and Proxies

Further information regarding the above business and resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which are available at https://quotientbd.com/page/investors.

You are entitled to appoint one or more proxies to attend the Annual General Meeting and vote on your behalf and your proxy need not also be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Heino von Prondzynski Chairman

PLEASE NOTE THAT THE COVID-19 PANDEMIC MAY IMPACT YOUR ABILITY TO ATTEND TO THE ANNUAL GENERAL MEETING IN PERSON.  IF YOU INTEND TO ATTEND THE MEETING IN PERSON, YOU WILL NEED PROOF THAT YOU OWN QUOTIENT SHARES AS OF THE RECORD DATE  (FOR BENEFICIAL OWNERS OF SHARES HELD IN STREET NAME) OR 48 HOURS PRIOR TO THE TIME OF THE ANNUAL GENERAL MEETING (FOR RECORD HOLDERS) TO BE ADMITTED TO THE ANNUAL GENERAL MEETING.

Record shareholder: If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank: If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name should you wish to vote in person at the Annual General Meeting.

This Notice of Annual General Meeting and the Proxy Statement are being distributed on or about September 8, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 29, 2020

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (our "Annual Report"), notice of 2020 Annual General Meeting, the Proxy Statement and proxy card are available in the “Financials & Filings” section of our website at https://quotientbd.com/page/investors.

Page
GENERAL INFORMATION	1
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD	5
BOARD PRACTICES	8
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	10
ELECTION OF DIRECTORS (RESOLUTIONS 1 TO 8)	13
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY ON PAY") (RESOLUTION 9)	16
FREQUENCY OF FUTURE SHAREHOLDER ADVISORY "SAY ON PAY" VOTES (RESOLUTION 10)	17
APPROVE THE THIRD AMENDED AND RESTATED 2014 PLAN, WHICH REFLECTS AMENDMENTS TO THE 2014 PLAN TO (A) INCREASE SHARES AVAILABLE FOR ISSUANCE AND (B) MODIFY THE "EVERGREEN" PROVISION UNDER THE 2014 PLAN (RESOLUTION 11)	18
NON-EMPLOYEE DIRECTOR COMPENSATION	22
REMUNERATION COMMITTEE REPORT	28
EXECUTIVE COMPENSATION	29
REPORT OF THE AUDIT COMMITTEE	46
APPOINTMENT OF AND PAYMENT TO AUDITORS (RESOLUTION 12)	48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
OTHER INFORMATION	51
EXHIBIT A	52

i

QUOTIENT LIMITED

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Board of Directors (the "Board") of QUOTIENT LIMITED (“Quotient,” the “Company,” or “we”, “us” and “our”) is soliciting proxies for use at the 2020 Annual General Meeting of Shareholders to be held on October 29, 2020 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. A notice of the Annual Meeting will be distributed to shareholders who hold ordinary shares of Quotient as of August 31, 2020, the Record Date (as defined below) for the Annual Meeting, on or about September 8, 2020. Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands.

GENERAL INFORMATION

What am I voting on?

You will be voting on the following proposals at our Annual Meeting:

•	to elect eight directors;
•	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;
•	to determine, on a non-binding, advisory basis, the frequency of future shareholder advisory votes to approve the compensation paid to our named executive officers;
•

to approve the Third Amended and Restated 2014 Stock Incentive Plan (the "Third Amended and Restated 2014 Plan"), which reflects amendments to the Second Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by the Board or the remuneration committee;

•

to re-appoint Ernst & Young LLP as the Company’s auditors, ratify their appointment as independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors; and

•	to transact such other business as may properly come before the Annual Meeting.

What are the recommendations of the Board?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified but the proxy card is signed, the proxy holders will vote your shares according to the recommendations of the Board, which are included in the discussion of each matter later in this proxy statement. The Board recommends that you vote:

FOR the election of each of the eight nominees as directors;

FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in the "Compensation Discussion and Analysis" of this proxy statement and the related compensation tables, notes and narrative discussion;

EVERY ONE YEAR for the determination, on a non-binding, advisory basis, of the frequency of future advisory votes to approve the compensation paid to our named executive officers;

FOR the approval of the Third Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee; and

FOR the re-appointment of Ernst & Young LLP as our auditors, ratification as our independent registered public accounting firm and the authorization of the directors to determine the fees to be paid to the auditors.

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Who is entitled to vote?

For each proposal to be voted on, each shareholder is entitled to one vote for each ordinary share.   For beneficial owners of ordinary shares held in street name, the record date for the Annual Meeting is the close of business on August 31, 2020 (the "Record Date"). Shareholders of record on our register of members 48 hours before the time the Annual Meeting is to be held are also entitled to vote.   As of the close of business on July 22, 2020, there were 80,606,822 ordinary shares outstanding.

How do I vote by proxy in lieu of attending the Annual Meeting?

If you received a printed, paper copy of our proxy materials by mail, or you received a Notice of Availability by mail and have opted to receive a paper copy of our proxy materials by mail, you may vote by proxy by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you received a Notice of Availability by mail, you will not receive a printed, paper copy of the proxy materials unless you request to receive one. Instead, the Notice of Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Availability also instructs you as to how you may submit your proxy on the Internet and contains a link to instructions on how to submit your proxy by telephone. If you received a Notice of Availability by mail and would like to receive a paper copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Availability.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on October 28, 2020. If you vote by Internet or telephone, you should not return your proxy card.

You may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.  However, in light of the rapidly changing COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  As a result, we encourage you to vote by proxy using one of the other voting methods described above.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.  As noted above however, in light of the COVID-19 pandemic, attendance in person may be discouraged or prohibited.  As a result, we encourage you to vote by proxy using one of the other voting methods described above.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•

Written notice of revocation to Ernest Larnach, our Head of Financial Accounting and Treasury, at Quotient Limited, 5 James Hamilton Way, Milton Bridge, Penicuik, Midlothian, EH26 0BF, United Kingdom, and execution of a later dated proxy relating to the same shares, delivered to our Head of Financial Accounting and Treasury, at or before the final vote at the meeting; or

•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may revoke prior and submit new, voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 12, which is considered to be routine for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

What is the required vote?

To be approved, Resolutions 1 to 12 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution. If a director does not receive a majority of the vote for his or her election, then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolutions 9 and 10 are advisory and are not binding on our Board or the Company. For Resolution 10, the number of years for the frequency of future advisory votes on executive compensation that receives the highest number of votes will be considered the frequency preferred by our shareholders. Votes that are withheld with respect to the election of directors and abstentions on the other matters are not counted as votes cast.

What will constitute the quorum for the Annual Meeting?

A quorum will consist of two or more shareholders present in person or by proxy who hold or represent shares between them of not less than 50% of the total shares in issue as of the date of the Annual Meeting.

How can I attend the Annual Meeting?

As required by our organizational documents, we intend to hold the Annual Meeting in person.  Although you would ordinarily be entitled to attend the Annual Meeting and vote in person, in light of the rapidly changing COVID-19 pandemic, attendance in person may be discouraged or prohibited by government regulations or action or based on general health and safety considerations.  As a result, we encourage you to vote by proxy.

If you nevertheless plan to attend the Annual Meeting, you will not be admitted without proof that you own Quotient shares.

•

Record Shareholders. If you are a record shareholder (i.e., a person who owns shares registered directly in his or her name with Continental Stock Transfer & Trust Company, Quotient’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting by marking the attendance box on the proxy card.

•

Owners of Shares Held in Street Name. Beneficial owners of Quotient ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Can I access these proxy materials on the Internet?

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (our "Annual Report") are available at https://quotientbd.com/page/investors.

Can I get hard copies of the proxy materials?

In accordance with rules adopted by the SEC, instead of mailing a printed, paper copy of our proxy materials to our shareholders who hold their shares in street name, we are furnishing proxy materials, including this Proxy Statement and our Annual Report to shareholders, by providing access to these documents on the Internet. Accordingly, on or about September 8, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) will be sent to beneficial owners of our ordinary shares. The Notice of Availability provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a paper copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our shareholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain holders of record of our ordinary shares will be sent, by mail, this proxy statement and the related proxy card on or about September 8, 2020.

Who pays for this proxy solicitation and how much did it cost?

We will pay the cost for soliciting proxies for the Annual Meeting. Quotient will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Okapi Partners LLC (“Okapi”) at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 to assist with the solicitation of proxies. We will pay Okapi a fee of $8,500, plus reasonable out-of-pocket expenses. Certain Quotient employees, officers, and directors may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

How can I obtain the Company’s corporate governance information?

These documents are posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

•	Corporate Governance Guidelines
•	Board Committee Charters
•	Code of Business Conduct and Ethics
•	Insider Trading Policy
•	Related Party Transaction Policy
•	Shareholder Communication Policy
•	Disclosure Procedure Policy

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be accessible through our website at www.quotientbd.com at the same time.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During the fiscal year ended March 31, 2020, the Board met seven times, and the audit committee met six times. Attendance at Board and audit committee meetings exceeded 90% and no director attended less than 90% of the aggregate number of such Board and committee meetings for meetings that they were eligible to attend. The remuneration and the nominating and corporate governance committees each met four times during the fiscal year ended March 31, 2020.

Our Board currently has three committees, as described below. Each committee has a separate written charter that is available on Quotient’s website at www.quotientbd.com.

Our business and affairs are managed under the direction of our Board. At each annual meeting of our shareholders, each of our directors must “retire,” and, if they wish to continue to serve as a director, they become subject to re-election to the Board by our shareholders.  Historically, our Board has been composed of eight directors. Two of our directors, Mr. Bologna and Ms. O'Connor, informed the Board that they would not stand for re-election at the Annual Meeting and the Board also appointed two new directors to the Board, Ms. Buckle and Ms. Larue, effective as of September 1, 2020. As a result, immediately prior to the Annual Meeting, our Board will be composed of ten directors, and immediately following the Annual Meeting, our Board will be composed of eight directors.

We are subject to the listing standards of Nasdaq, which require that, subject to specified exceptions and permitted phase-in periods, each member of a listed company’s audit, remuneration and nominating and corporate governance committees be independent. In addition, the listing standards of Nasdaq require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that the remuneration committee members satisfy independence criteria set forth in Rule 5605(d) of Nasdaq rules. The listing standards of Nasdaq further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the listing standards of Nasdaq require that a majority of the members of a listed company’s Board be independent. Our Board has determined that Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Ms. O’Connor, Buckle and Larue, are independent directors under the applicable Nasdaq listing rules. In making these determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our ordinary shares.  Mr. Bologna and Ms. O'Connor will not stand for re-election at the Annual Meeting.

During the fiscal year ended March 31, 2020, the Board evaluated our Board and committee composition, which has resulted in changes to the composition of the Board, the rotation of certain committee members and the appointment of new chairpersons to our remuneration committee and nominating and corporate governance committee.  We believe these changes will bring a fresh perspective and add new experience and skill sets to the Board and our committees.  Unless otherwise noted, the disclosure that follows is based on the current composition of the Board and our committees.

Audit Committee

Our audit committee is composed of Messrs. Bologna, Hallsworth, and Shroff, with Mr. Hallsworth serving as chairman of the committee. Our Board has determined that all these committee members meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.  Our Board has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. The audit committee met six times during the year ended March 31, 2020. Mr. Bologna will not stand for re-election at the Annual Meeting.  Upon completion of the Annual Meeting, if elected, Ms. Larue will join the audit committee. Our Board has determined that Ms. Larue also meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting, financial and critical accounting practices and policies relating to risk assessment and management;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements to be included in our Annual Report on Form 10-K;
•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing the cyber-security risk management program and reporting to the Board regarding strategies for improvement;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;
•	viewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Remuneration Committee

Our remuneration committee is composed of Messrs. McDonough, von Prondzynski and Shroff, with Mr. Shroff serving as chairman of the committee. Our Board has determined that all these committee members are independent as defined under the applicable listing standards of Nasdaq. The remuneration committee met four times during the fiscal year ended March 31, 2020. The remuneration committee’s responsibilities include:

•	determining and approving the remuneration of our chief executive officer and other named executive officers;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other named executive officers;
•	evaluating the performance of our chief executive officer and other named executive officers in light of such corporate goals and objectives;
•	overseeing and administering our compensation and equity-based plans;
•	making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	producing a remuneration committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking;

•	reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	reviewing and approving our policies and procedures for the grant of equity-based awards; and
•	reviewing and making recommendations to our Board with respect to director compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. O’Connor and Messrs. von Prondzynski and Wilkerson, with Mr. von Prondzynski serving as chair of the committee. Our Board has determined that these committee members are independent as defined under the applicable listing standards of Nasdaq. The committee met four times during the fiscal year ended March 31, 2020. Ms. O'Connor will not stand for re-election at the Annual Meeting. Upon completion of the Annual Meeting, if elected, Ms. Buckle will join the nominating and corporate governance committee. Our Board has also determined that Ms. Buckle is independent as defined under the applicable listing standards of Nasdaq.

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•	recommending to our Board qualified individuals to serve as members of the committees of our Board;
•	developing, updating and recommending to our Board a set of corporate governance principles;
•	assisting the Board in developing and evaluating potential candidates for executive positions (including the chief executive officer) and overseeing the development of executive succession plans;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to our Board practices and policies with respect to directors;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;
•	overseeing the systems and processes established by us to ensure compliance with our Code of Business Conduct and Ethics; and
•	performing an evaluation of the performance of the committee.

BOARD PRACTICES

To help our shareholders better understand our Board practices, we are including the following description of current practices. The nominating and corporate governance committee periodically reviews these practices.

Size of the Board

Historically, the Board has consisted of eight directors as described in more detail above. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of members on our Board will be determined from time to time by our full Board.  Two of our directors, Mr. Bologna and Ms. O'Connor, informed the Board that they would not stand for re-election at the Annual Meeting and the Board also appointed two new directors to the Board, Ms. Buckle and Ms. Larue, effective as of September 1, 2020. As a result, immediately prior to the Annual Meeting, our Board will be composed of ten directors, and immediately following the Annual Meeting, our Board will be composed of eight directors.

Leadership Structure

Heino von Prondzynski, an independent, non-employee director, serves as the Chairman of the Board.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Only one member of the Board, Mr. Walt, who serves as our Chief Executive Officer, is an employee of Quotient. The non-employee directors of the Company are Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Ms. O’Connor and, effective as of September 1, 2020, Ms. Buckle and Ms. Larue. The Board has determined that Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Ms. O’Connor, Ms. Buckle and Ms. Larue, are independent directors under the applicable Nasdaq listing rules.  In addition, the Board has determined that Messrs. Bologna, Hallsworth and Shroff, each of whom serves on our audit committee, is independent under Rule 10A-3 under the Exchange Act. In particular, in making such determinations, the Board specifically considered Mr. Shroff’s role as managing director of Galen Partners and Mr. Wilkerson’s role as senior advisor to Galen Partners and the attribution to each of them of beneficial ownership of shares beneficially owned by Galen Partners, and determined that their service in such roles and the resulting attribution of beneficial ownership of our shares did not hinder their independence under applicable Nasdaq or Exchange Act rules.  As noted above, Mr. Bologna and Ms. O’Connor will not stand for re-election at the Annual Meeting.

Audit Committee Financial Expert

The Board has determined that all of the members of the audit committee are financially literate and that Mr. Hallsworth, the chairman of the audit committee, is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq.  The Board has also determined that Dr. Larue is financially literate.

Evaluation of Board Performance

The nominating and corporate governance committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. The committees of the Board each conduct an annual evaluation of their committee’s performance and procedures.

As discussed above under “Meetings of the Board and Committees of the Board”, during the fiscal year ended March 31, 2020, the Board evaluated our Board and committee composition, which resulted in certain changes to our Board committee members and committee chairpersons. This evaluation was undertaken in lieu of the annual evaluation process that the Board and committees normally undertake.

Nomination of Directors

The nominating and corporate governance committee recommends individuals for membership on the Board. In making its recommendations, the nominating and corporate governance committee considers an individual’s independence based on Nasdaq independence requirements and the criteria determined by the Board.

The nominating and corporate governance committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

The nominating and corporate governance committee views diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. The nominating and corporate governance committee will use the same process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.

Shareholders are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the chair of the nominating and corporate governance committee. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders may propose, and the nominating and corporate governance committee will consider, nominees for election to the Board at the next annual general meeting by giving timely written notice to Viviane Montarnal, our Head of Legal and Compliance, which must be received at our registered office no later than the close of business on the date that is 90 days before the first anniversary of the last annual general meeting of the Company, or August 2, 2021, and no earlier than the date that is 120 days before the first anniversary of the last annual general meeting of the Company, or July 1, 2021. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials on such nominee as the nominating and corporate governance committee may request.

Executive Sessions

Non-employee directors meet together as a group during each Board meeting, without the Chief Executive Officer or any other employees in attendance. Mr. von Prondzynski, as our Board’s Chairman, presides over each executive session of the Board. There is also an executive session during each committee meeting at which committee members meet without the Chief Executive Officer or any other employees in attendance. In addition, as required under Nasdaq listing standards, independent directors must meet together as a group at least twice a year.

Board’s Role in Risk Oversight

The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the audit committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Attendance at Shareholder Meetings

The Board does not have a formal policy regarding director attendance at shareholder meetings. Messrs. Walt, Hallsworth, McDonough, and von Prondzynski attended the 2019 annual general meeting of shareholders.

As required by our organizational documents, we intend to hold the 2020 Annual Meeting in person.  As a result of the rapidly changing COVID-19 pandemic, certain of our directors may be unable to attend the meeting in person.

Governance Principles

The Board maintains a formal statement of Corporate Governance Guidelines that sets forth the corporate governance practices for Quotient. The Corporate Governance Guidelines are available on our website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the code is posted on the investor section of our website, www.quotientbd.com. We intend to disclose any amendment to the code, or any waivers of its requirements, on our website.

Communications with the Board

The Board believes that it is in the best interests of the Company and its shareholders to provide to every shareholder the ability to communicate with the Board as a whole, or with an individual director, through an established process for shareholder communication. The shareholder communication policy is posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since April 1, 2018, in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” had a direct or indirect material interest. We refer to these as “related person transactions.”

Public Share Offerings

On December 11, 2018, as part of a public offering, we issued the following amounts of ordinary shares at a price of $6.50 per share:

•	692,308 ordinary shares to Polar Capital LLP for a total consideration of $4,500,002
•	2,000,000 ordinary shares to Perceptive Advisors LLC for a total consideration of $13,000,000
•	10,000 ordinary shares to Frederick Hallsworth (our director) for a total consideration of $65,000

On November 12, 2019, as part of a public offering, we issued the following amounts of ordinary shares at a price of $7.00 per share:

•	900,000 ordinary shares to Polar Capital LLP for a total consideration of $6,300,000
•	2,500,000 ordinary shares to Perceptive Advisors LLC for a total consideration of $17,500,000
•	285,714 ordinary shares to Cormorant Asset Management, LP for a total consideration of $1,999,998
•	350,000 ordinary shares to Highbridge Capital Management LLC for a total consideration of $2,450,000

Exercise of Warrants

On various dates prior to July 31, 2018, we issued the following ordinary shares upon the exercise of warrants at $5.80 per share:

•	2,306,034 ordinary shares to Perceptive Advisors LLC for consideration of $13,374,997
•	1,724,137 ordinary shares to Polar Capital LLP for consideration of $9,999,995
•	1,012,930 ordinary shares to Cormorant Asset Management, LLC for consideration of $5,874,994
•	419,728 ordinary shares to Galen Partners for consideration of $2,434,422
•	2,099 ordinary shares to Thomas Bologna (our director) for consideration of $12,174
•	5,247 ordinary shares to Frederick Hallsworth (our director) for consideration of $30,433
•	10,493 ordinary shares to Brian McDonough (our director) for consideration of $60,859
•	2,099 ordinary shares to Sarah O’Connor (our director) for consideration of $12,174
•	1,049 ordinary shares to Heino von Prondzynski (our Chairman of the Board) for consideration of $6,084
•	52,465 ordinary shares to Christopher Lindop (our former Chief Financial Officer) for consideration of $304,297
•	2,099 ordinary shares to Jeremy Stackawitz (our Chief Operating Officer) for consideration of $12,174

Private Placement of Shares

On August 3, 2018, we entered into two subscription agreements:

•

between us and Franz Walt, our Chief Executive Officer, pursuant to which Mr. Walt subscribed for, and we agreed to issue, 45,000 ordinary shares at a price of $7.54 per share (which was equal to the closing bid price of our ordinary shares as reported on the Nasdaq Global Market on August 2, 2018) for aggregate proceeds of $339,300; and

•

between us and Heino von Prondzynski, the Chairman of our Board, pursuant to which Mr. von Prondzynski subscribed for, and we agreed to issue, 10,000 ordinary shares at a price of $7.54 per share (which was equal to the closing bid price of our ordinary shares as reported on the Nasdaq Global Market on August 2, 2018) for aggregate proceeds of $75,400.

Transition Agreement – Christopher Lindop

On January 3, 2020, we entered into a transition, separation and consultancy agreement with Mr. Christopher Lindop, our former Chief Financial Officer, and we agreed to make certain payments to Mr. Lindop in consideration for his service to the Company and employment with the Company through his retirement on May 31, 2020. For additional information, see “Executive Compensation—Agreements with our Executive Officers— Transition Agreement – Christopher Lindop.”

Transition Agreement – Roland Boyd

On December 10, 2019, we entered into a transition agreement with Mr. Roland Boyd, our former Group Financial Controller & Treasurer, and we  agreed to make certain payments to Mr. Boyd in consideration for his service to the Company and employment with the Company through his retirement on December 31, 2019. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Transition Agreement – Roland Boyd.”

Registration Rights Agreement

On December 13, 2019, we entered into a Registration Rights Agreement with Mr. Heino von Prondzynski, our Chairman, Mr. Franz Walt, our Chief Executive Officer, and Mr. Christopher Lindop, our former Chief Financial Officer, with respect to an aggregate of 105,000 ordinary shares owned by these individuals that were originally subscribed for by them in separate private placements that occurred in February 2017 and August 2018, respectively (the “registrable shares”). We refer to these individuals, in their capacities as parties to the Registration Rights Agreement, as the “holders.”  The purpose of the Registration Rights Agreement is to permit the public offer and resale of the registrable shares by the holders. In accordance with the terms of the Registration Rights Agreement, we filed with the SEC a shelf registration statement on Form S-3 to register the registrable shares to be sold by the holders from time to time (the “Shelf Registration Statement”), and we have agreed to use our reasonable best efforts to keep the Shelf Registration Statement continuously effective until the registrable shares are sold or otherwise cease to be registrable shares for purposes of the Registration Rights Agreement or the agreement is otherwise terminated.

Employment Agreements

On July 2, 2019, we entered into an amendment to our employment agreement with Mr. Franz Walt to provide for automatic renewal of its term for an additional twelve months, subject to either party giving the other party at least three months’ written notice that the term of the agreement will not be extended.

On December 12, 2019, we entered into an amendment to our employment agreement with Mr. Ernest Larnach, which sets forth the terms and conditions under which Mr. Larnach will serve as our Head of Financial Accounting and Treasury.

On January 3, 2020, we entered into an employment agreement with Mr. Peter Buhler, which sets forth the terms and conditions under which Mr. Buhler will serve as our Chief Financial Officer.

On January 7, 2020 we entered into amendments respectively to our employment agreement, dated November 21, 2012, with Mr. Edward Farrell and to our employment agreement, dated March 9, 2009, with Mr. Jeremy Stackawitz, in connection with the appointment effective retroactively as of January 1, 2020 of Mr. Farrell as our Chief Operating Officer, and Mr. Stackawitz as our Chief Commercial Officer.

For additional information on our employment agreements with our executive officers, see “Executive Compensation—Agreements with our Executive Officers—Employment Agreements.”

Equity Awards

We have issued certain shares and granted share options, or multi-year, performance-based restricted share units, or MRSUs, and/or restricted share units, or RSUs, to our executive officers and our directors. For additional information, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “—Director Compensation.”

Change in Control

We are party to change in control agreements with certain of our executive officers. We also include information of change of control agreements with certain of our former executive officers. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Change in Control Agreements.”

Indemnification

We have entered into indemnification agreements with each of our officers and directors to indemnify them against certain liabilities and expenses arising from their being an officer or director (but specifically excluding any circumstance where they are determined to have violated their fiduciary duty to us). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Non-Employee Director Appointment Letters

We have entered into letters of appointment with certain of our non-employee directors. These letters set forth the main terms on which each of our non-employee directors serve on our Board. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the nominating and corporate governance committee and approval of the Board, re-election by the shareholders and any relevant statutory provisions and provisions of our articles of association relating to removal of a director.

Procedures for Approval of Related Party Transactions

Currently, under our Related Party Transaction Policy, our audit committee is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist our audit committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, our audit committee determines that the related person would have a direct or indirect material interest in the transaction, the audit committee must review and either approve or reject the transaction in accordance with the terms of the policy. If any executive officer becomes aware of a related party transaction that the audit committee has not approved or ratified, he or she shall promptly inform the audit committee or such other person designated by the audit committee.

Composition of our Board of Directors and Director Independence

For information about the composition of our Board and director independence, please see “Board Practices-Director Independence.”

Remuneration Committee Interlocks and Insider Participation

None of the members of our remuneration committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or remuneration committee of any entity that has one or more executive officers serving on our Board or remuneration committee.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive director.

ELECTION OF DIRECTORS (RESOLUTIONS 1 TO 8)

Messrs. Walt, von Prondzynski, Shroff, McDonough, Hallsworth and Wilkerson, and Mses. Buckle and Larue, who are the eight nominees for director, are each nominated for one-year terms expiring in 2021. The Board has been informed that each of these director nominees are willing to serve as a director. If a director does not receive a majority of the vote for his or her election then that director will not be elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy.

The following sets forth information concerning the eight nominees for director. Messrs. Hallsworth, Shroff, McDonough and Wilkerson were members of our Board immediately prior to our initial public offering in April 2014. Mses. Buckle and Larue were appointed to the Board, effective as of September 1, 2020. Information below as to each such member’s tenure on our Board also reflects their tenure on our Board prior to our initial public offering.

Franz Walt

Mr. Walt, 61, joined the Board in February 2018, was appointed Interim Chief Executive Officer in March 2018 and was subsequently appointed Chief Executive Officer in May 2018. Mr. Walt served as President of Siemens Healthineers Laboratory Diagnostics, the laboratory diagnostics provider within the healthcare division of Siemens AG, the German based conglomerate, from March 2014 to December 2017. From January 2012 to February 2014, Mr. Walt was the Senior Vice President and head of Siemen Healthineers’ Diagnostic Division North America. Prior to joining Siemens Healthineers, from June 1989 to November 2011, Mr. Walt served in various capacities at F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, including as Geschäftsführer (CEO) of Roche Diagnostics GmbH in Mannheim from January 2007 to November 2011, and as a board member of the Roche Diagnostic Executive Committee (DiaEC), from November 1998 to December 2006. During his time as a board member of the DiaEC, Mr. Walt served, among other capacities, as President and Consejero Delegado (CEO) of Roche Diagnostics Spain and Regional President for the LATAM Region from October 2004 to December 2006, and as Managing Director of Roche Diagnostics Asia Pacific Pte Ltd. and Regional President for the APAC Region from November 1998 to September 2004. Mr. Walt holds undergraduate degrees in management from the IMAKA Institute of Management in Zürich, and in marketing from the Swiss Institute of Economics in Zürich, and an MBA from City University of Seattle.

The Board believes that Mr. Walt is qualified to serve as a Director based upon his extensive leadership, executive, managerial, business and healthcare industry experience, along with his years of experience in the development of healthcare diagnostic products.

Frederick Hallsworth

Frederick Hallsworth, 67, was appointed as a Director in February 2011. Mr. Hallsworth spent 25 years with Arthur Andersen, becoming a partner in 1989. At Arthur Andersen, Mr. Hallsworth held a number of senior management positions, including Head of Corporate Finance, Head of Audit and Managing Partner of Cambridge, UK office of Arthur Andersen and Managing Partner and Head of Audit of Arthur Andersen, Scotland. He joined Deloitte in 2002, where he served as Senior Client Service Partner and Head of TMC Practice in Scotland until 2005. He is also currently a director of memsstar (2006 to present), CMA Scotland (2007 to present), and Offshore Renewable Energy Catapult (2015 to present). Former directorships include: Scottish Enterprise (2004-2010), Microvisk (2006-2012), Forth Dimension Displays (2007-2011), Elonics (2006-2010), Golden Charter (2009-2011), Infinite Data Storage plc (2005-2007), 3Way Networks (2005-2007), Innovata plc (2005-2007), Metaforic (2009-2014) and AT Communications plc (2008-2009). Mr. Hallsworth has been a Member of the Institute of Chartered Accountants of Scotland since 1978. Mr. Hallsworth received a Bachelor of Accountancy from Glasgow University 1974.

The Board believes that Mr. Hallsworth is qualified to serve as a Director based upon his extensive accounting experience and experience providing strategic direction to multiple life science and technology companies.

Brian McDonough

Brian McDonough, 73, was appointed as a Director in May 2012. Mr. McDonough is presently a Principal of Dx Consulting, a consultancy specializing in transfusion diagnostics. From 2003 through 2009, Mr. McDonough was Vice President, Worldwide Marketing, Donor Screening at Ortho-Clinical Diagnostics. From 2000 through 2003, he was President of the North American Blood Products Group of the Medical Division of Pall Corporation, a company specializing in medical filtration products. Prior to holding these senior executive positions, Mr. McDonough had an extensive career at the American Red Cross spanning over 30 years. From 1968 through 1982 Mr. McDonough worked in American Red Cross BioMedical Services as Executive Head of the St. Louis Regional Blood Services Unit. In 1982, he became the Executive Director of the Irwin Memorial Blood Bank of San Francisco, where he also served on several public health committees addressing the spread of AIDS. In 1987, Mr. McDonough returned to the American Red Cross as Regional Vice President of BioMedical Services and in 1994 served under Elizabeth Dole as Chief Operating Officer, Blood Services of the American Red Cross BioMedical Services, with overall responsibility for national blood and plasma programs. Mr. McDonough received a B.A. in liberal arts from Wichita State University and an M.H.A. from Central Michigan University.

The Board believes that Mr. McDonough is qualified to serve as a Director based upon his extensive experience within the transfusion diagnostics industry and operational experience at the American Red Cross.

Heino von Prondzynski

Heino von Prondzynski, 70, was appointed as a director in September 2014 and as our Chairman in March 2018. He joined the Board as our Lead Independent Director in September 2014. Mr. von Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, from early 2000 to 2006, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. von Prondzynski held several executive positions, including president of the vaccine business, at Chiron Corporation, a multinational biotechnology firm that developed biopharmaceuticals, vaccines and blood-testing products. Earlier in his career, Mr. von Prondzynski held sales and marketing and general management positions at Bayer AG, a German based maker of healthcare products, specialty materials and agricultural products. Mr. von Prondzynski also serves on the board of Epigenomics AG. Mr. von Prondzynski also has served as a director of Koninklijke Philips Electronics NV (from 2007 to 2019), Hospira, Inc. (from 2009 to 2015), Nobel Biocare Holding AG, Switzerland (from 2010 to 2011) and Qiagen NV (from 2007 to 2013). Mr. von Prondzynski studied maths, geography and history at Westfälische Wilhelms University, Münster, Germany.

The Board believes that Mr. von Prondzynski’s substantial history of leadership positions at major international healthcare companies allows him to provide a global business perspective to his service on the Board and makes him well qualified to serve on the Board.

Zubeen Shroff

Zubeen Shroff, 55, was appointed as a Director in July 2013.  Mr. Shroff is a Managing Director of Galen Partners, a leading healthcare growth equity firm founded in 1990. Mr. Shroff has over 25 years of experience working with entrepreneurs and their Boards of Directors in building high-growth healthcare companies. Mr. Shroff joined Galen in 1996 from The Wilkerson Group, where he was a Principal with a client base including pharmaceutical, diagnostics, device and biotech companies, plus a select number of venture capital firms. Prior to joining The Wilkerson Group, Mr. Shroff worked at Schering-Plough France, a manufacturer of healthcare products and medicines, where he helped launch their biotech product, alpha-Interferon, in several new indications. Mr. Shroff is currently serving as the First Vice-Chair of WMC Health, a public benefit corporation, which provides healthcare services to Hudson Valley New York residents, in addition to serving as the Chairman of its’ Charitable Foundation. He is the Chair of the Dean’s Advisory Board for Boston University School of Public Health. In addition, Mr. Shroff is a Fellow of the New York Academy of Medicine. Mr. Shroff has served on the board of directors of numerous privately held Galen portfolio companies. Mr. Shroff previously served on the public board of directors of Tactile Systems Technology, Inc. until May 2017, of Pet DrRx Corporation until July 2010, and of Encore Medical until June 2006. Mr. Shroff received a B.A; in Biological Sciences from Boston University and an M.B.A. from the Wharton School, University of Pennsylvania.

The Board believes that Mr. Shroff is qualified to serve as a Director based upon his extensive experience in providing strategic guidance to companies in the healthcare industry, particularly in the areas of medical devices, diagnostics, and capital equipment.

Dr. John Wilkerson

Dr. John Wilkerson, 77, was appointed as a Director in February 2012. Dr. Wilkerson co-founded Galen Partners in 1990 and currently serves as a Senior Advisor to Galen. Dr. Wilkerson has focused on healthcare throughout his career, beginning as a Group Product Director for Ortho-Clinical Diagnostics Inc. He was a Vice President covering medical device companies at Smith Barney before moving in 1980 to Channing, Weinberg & Co., Inc., a management consulting firm for pharmaceutical, diagnostic, medical device and biotechnology companies, which he acquired and renamed The Wilkerson Group.  The Wilkerson Group was subsequently acquired by IBM in 1996.

Dr. Wilkerson was previously a director of Sonacare Medical and was the Chairman of Atlantic Health Systems, a New Jersey hospital system. He is a trustee and former President of the Museum of American Folk Art and founder of the E.L. Rose Conservancy. Dr. Wilkerson received a Ph.D. from Cornell University.

The Board believes that Dr. Wilkerson is qualified to serve as a Director based upon his extensive experience providing strategic direction to companies in the life sciences industry, as well as his operational experience in the transfusion diagnostics industry.

Dr. Isabelle Buckle

Dr. Isabelle Buckle, 58, serves as Executive Vice-President of Technology Transfer and Industrial Partnership at Institut Pasteur, a private non-profit foundation with global outreach, dedicated to research, teaching and public health initiatives in the field of emerging viruses, infections, epidemics and diseases.  Dr. Isabelle Buckle has over 25 years of scientific commercial and business experience in the biotechnology sector including previously serving as Global Vice President of Clinical Mass Spectrometry at Bruker Daltonics, CEO and Chairman at InGen Biosciences (an in vitro diagnostics group headquartered in France), Global Head European Pharma’s Accounts at Life Technologies (now part of Thermo Fisher Scientific), and Regional Director Head of Business Development at Ciphergen Biosystems Inc.  Dr. Buckle holds a Ph.D. in Biochemistry from the University Paris VII, Institut Pasteur.

The Board believes that Dr. Buckle is qualified to serve as a Director based upon her extensive experience in the biotechnology sector, her scientific training and background as well as her operational experience in the field of emerging viruses and epidemics.

Dr. Catherine Larue

Dr. Catherine Larue, 64, serves as Director of External Affairs at the Integrated Biobank of Luxemburg (IBBL), which is organized within the Luxemburg Institute of Health (LIH) and dedicated to supporting biomedical research, providing biospecimen and biobanking services and infrastructure for applied medical research.  Dr. Catherine Larue began her career at Sanofi in the cardiovascular R&D department before joining Sanofi Diagnostics Pasteur in Minneapolis, Minnesota, where she was responsible for assay development on the Access instrument in the immunodiagnostic area. Dr. Larue also served as a Director of business unit at Bio-Rad Laboratories Inc., and Executive Vice President of Biomarkers at GENFIT, before serving as CEO of IBBL. Dr. Larue has authored 87 publications (h index 19) and filed 13 patents, while also creating and chairing the “Biomarkers Group” in the Competitiveness Bio-cluster (Medicen, Paris). She sits on the boards of Fondation ARC, an organization of public utility focused on cancer research, Genfit a biopharmaceutical company, and Information Technology for Translational Medicine (ITTM S.A.), a clinical data processing company.  Dr. Larue holds a Ph.D. in immunology from the University of Rouen and a Master in Business Administration from St. John’s University and ISM Paris.

The Board believes that Dr. Larue is qualified to serve as a Director based upon her extensive experience in the diagnostics industry, her scientific background as well as her experience in providing strategic guidance to companies in the life sciences industry.

The Board of Directors recommends a vote “FOR” each of the eight director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all eight nominees.

ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS (RESOLUTION 9)

Background

In accordance with applicable SEC rules, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation paid to our named executive officers, or a “say on pay” proposal, as described in greater detail below. We believe it is appropriate to seek the views of our shareholders on our executive compensation program.

Summary

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders.  Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

When designing our  executive compensation program, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the Board, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

We have achieved important milestones with respect to the development and commercialization of MosaiQ, and we believe the compensation paid to our named executive officers in fiscal 2020 reflects our strong pay-for-performance philosophy.

For additional information about our executive compensation program, please refer to the section of this proxy statement entitled "Compensation Discussion and Analysis" and the related compensation tables, notes and narrative discussion.

Proposal

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote FOR the approval of the following resolution at the Annual Meeting:

“THAT the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section of the Proxy Statement for the Company's 2020 Annual General Meeting and the related compensation tables, notes and narrative discussion.”

Effect of Proposal

The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by shareholders will not require our Board or our remuneration committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers remains with our Board and our remuneration committee. Our Board, however, values the opinions of our shareholders as expressed through their votes, as well as through other communications with us. Although the resolution is non-binding, our Board and our remuneration committee will carefully consider the outcome of this advisory vote, as well as shareholder opinions received from other communications, when making future executive compensation decisions.

Required Vote

The approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related compensation tables, notes and narrative discussion requires the affirmative vote of a majority of votes cast at the Annual Meeting. This proposal is considered a non-routine matter under applicable rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the result of the vote. If no contrary indication is made, returned proxies will be voted for the proposal.

The Board recommends a vote “FOR” this proposal. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS (RESOLUTION 10)

Background

In accordance with applicable SEC rules, we are providing our shareholders with the opportunity to indicate their preference, on a non-binding, advisory basis, regarding how frequently we should solicit an advisory vote on the compensation paid to our named executive officers. Accordingly, we are seeking an advisory vote from our shareholders on how often we should submit a “say on pay” proposal, such as provided for in Proposal 9, to our shareholders.

You may cast your vote for one of the following options as to the frequency with which we should submit a “say on pay” proposal to our shareholders: every “One Year,” “Two Years” or “Three Years.” Alternatively, you can choose to abstain from voting when you vote in response to the resolution set forth below.

Summary

Our Board believes that the “say on pay” advisory vote should be submitted to our shareholders annually, and therefore recommends that you vote for a “One Year” interval. We believe this frequency is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. We also believe this frequency is consistent with the practices of many of our peer group companies and the expectations of investors. An annual vote will provide shareholders more frequent opportunities to evaluate the effectiveness of our executive compensation policies and the related business outcome from a pay-for-performance perspective. In addition, we value and encourage constructive dialogue with our shareholders on executive compensation matters, and an annual advisory vote on executive compensation will allow our shareholders to provide us with their input on our executive compensation practices as disclosed in the proxy statement every year.

Proposal

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote for a frequency of every “One Year” with respect to the following resolution at the Annual Meeting:

“THAT the shareholders determine, on a non-binding, advisory basis, that the frequency of future advisory votes to approve the compensation paid to the Company's named executed officers is: every one year, two years, or three years.”

Effect of Proposal

The advisory approval of the frequency of future shareholder advisory votes to approve the compensation of our named executive officers is non-binding. The outcome of this vote will not require our Board or our nominating and corporate governance committee to take any action regarding the frequency of future advisory votes to approve the compensation of our named executive officers. However, our Board and our nominating and corporate governance committee value the opinions of our shareholders and will take into consideration the outcome of the vote when considering the frequency of future votes to approve the compensation of our named executive officers.

Required Vote

The option (every “One Year,” “Two Years” or “Three Years”), if any, that receives the highest number of votes will be considered the frequency preferred by our shareholders. This proposal is considered a non-routine matter under applicable rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the result of the vote. If no contrary indication is made, returned proxies will be voted for every “One Year.”

The Board recommends a vote for a frequency of every "ONE YEAR" for this proposal. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted for a frequency of every ONE YEAR.

Approval of the Third Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan TO (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee
(Resolution 11)

Background and Purpose of the Proposal

The 2014 Plan was previously adopted by the Board and approved by our shareholders to be effective April 24, 2014. An amendment and restatement of the plan to increase the awards available under the plan, and the maximum number of shares that may be issued upon the exercise of incentive share options under the plan, by 750,000 was approved at the Annual Shareholder meeting on October 31, 2016 (the First Amended and Restated 2014 Plan) and a further amendment and restatement of the plan to increase the awards available under the plan, and the maximum number of shares that may be issued upon the exercise of incentive share options under the plan, by 550,000 was approved at the Annual Shareholder meeting on October 31, 2018 (the Second Amended and Restated 2014 Plan or the "2014 Plan"). The use of share-based awards under the 2014 Plan continues to be a key element of our compensation program. The 2014 Plan currently authorizes an aggregate of 3,970,205 ordinary shares for issuance in connection with awards under the 2014 Plan, but as of July 22, 2020, only 65,116 ordinary shares remained available. In connection with the appointments of Ms. Buckle and Ms. Larue, on September 1, 2020, the Company expects to grant share options and RSUs under the 2014 Plan having an aggregate value of $53,334, the terms of which will be determined on the date of grant consistent with the Company's non-employee director compensation program. In addition, Mr. Shroff has deferred receipt of, and we have accrued liabilities in respect of, $110,000 in cash fees he has earned for serving on various committees. On July 22, 2020, the Board authorized a grant to Mr. Shroff of 13,382 RSUs under the 2014 Plan, representing the accrued liability, for his prior service on the Board's committees. The RSUs vested and settled on the grant date. The closing sale price of our ordinary shares as of July 22, 2020 was $8.22 per share, as reported on The Nasdaq Global Market. The remuneration committee is concerned that there are not sufficient ordinary shares available for issuance under the 2014 Plan to meet our needs for future grants during the coming years, and has determined that an increase in available ordinary shares is appropriate to continue to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends.

Accordingly, shareholders are being asked to approve the Third Amended and Restated 2014 Plan, which provides for (i) the issuance of an additional 750,000 ordinary shares thereunder and a 750,000 increase of the maximum number of shares that may be issued upon the exercise of incentive share options under the plan and (ii) the amendment of the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee.

If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the 750,000 additional ordinary shares available for issuance pursuant to the Third Amended and Restated 2014 Plan. The increase of 750,000 ordinary shares was determined subjectively by the remuneration committee based on the number of ordinary shares currently available as well as our annual equity burn rates (which are discussed in more detail below), taking into account the effect of the proposed amendment to the "evergreen" provision. Further, in determining the amount of the increase and the proposed amendment to the evergreen provision, the remuneration committee took into account that the Third Amended and Restated 2014 Plan would terminate on April 24, 2024 and, as a result, the amended evergreen provision would only increase the shares reserved under the plan three times – on April 1 of each of 2021, 2022 and 2023.  The remuneration committee feels it important to have adequate ordinary shares available to appropriately compensate current and future employees.

In fiscal years 2020, 2019 and 2018, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year under the 2014 Plan by the weighted-average number of shares outstanding during the applicable year) under our 2014 Plan were 0.7%, 1.9% and 1.6%, respectively, or 1.4% on average. Over the past three years, our burn rate was less than 3.4%, which is  the median burn rate over the last three years of the peer group that we used for compensation purposes in 2020, according to an analysis prepared by our independent compensation consultant, Willis Towers Watson, or WTW.

We expect the proposed aggregate share reserve under the Third Amended and Restated 2014 Plan and the related amendment of the plan's evergreen provision to provide us with enough shares for awards until the termination of the plan in April 2024, assuming we continue to grant awards consistent with our current practices and historical burn rates and assuming we receive the maximum annual evergreen increases under the Third Amended and Restated 2014 Plan.    Following the termination of the Third Amended and Restated 2014 Plan, we expect we would adopt a new equity incentive plan and submit such plan to our shareholders for their approval.

Our expectations regarding our expected burn rates and the adequacy of the proposed aggregate share reserve under the Third Amended and Restated 2014 Plan are dependent on the price of our shares and hiring activity during the next few years, the vesting schedules and types of awards we grant,  the amount of forfeitures of outstanding awards and that no future circumstances occur that may require us to change our current equity grant practices. Moreover, the full impact that the COVID-19 global pandemic may have on our future equity grant practices, the future price of our shares or our future retention and hiring activity has yet to be determined, and our remuneration committee therefore believes it is prudent to seek to have additional shares reserved and available for issuance under the Third Amended and Restated 2014 Plan. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Third Amended and Restated 2014 Plan could last for a shorter or longer time than estimated.

Summary of the Third Amended and Restated 2014 Plan

The following summary of the Third Amended and Restated 2014 Plan and the material changes to the 2014 Plan are qualified in their entirety by the actual text of the Third Amended and Restated 2014 Plan, which is attached to this proxy statement as Exhibit A.  The Third Amended and Restated 2014 Plan will provide us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We are amending the 2014 Plan to increase the number of ordinary shares reserved for issuance to an aggregate of 4,720,205 ordinary shares under the Third Amended and Restated 2014 Plan, which reflects an increase in the base number of ordinary shares authorized for issuance from 2,800,000 under the 2014 Plan to 3,550,000 under the Third Amended and Restated 2014 Plan, and includes the 1,170,205 additional ordinary shares we are authorized to issue under the 2014 Plan as a result of automatic annual increases in the numbers of shares authorized for issuance pursuant to the terms of the 2014 Plan through the date hereof, as described further below. In addition, we are amending the 2014 Plan to increase the number of ordinary shares that may be issued upon the exercise of incentive share options to an aggregate of 5,050,000 shares, which reflects a 750,000 increase from 4,300,000 under the 2014 Plan. The aggregate number of ordinary shares will be subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding share appreciation rights, or SARs, or options, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the Third Amended and Restated 2014 Plan.

Under the 2014 Plan, the number of ordinary shares reserved for issuance automatically increases on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 1% of the total number of our ordinary shares outstanding on March 31 of the preceding year, 200,000 shares or such smaller amount as determined by our Board. As of April 1, 2020, we were authorized to issue 1,170,205 additional ordinary shares under the 2014 Plan as a result of such automatic annual increases. Under the Third Amended and Restated 2014 Plan, the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee.

The Third Amended and Restated 2014 Plan will permit us to make grants of (i) incentive share options pursuant to Section 422 of the Code and (ii) nonqualified share options. Incentive share options may only be issued to our employees. Nonqualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the Third Amended and Restated 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the Third Amended and Restated 2014 Plan will be made pursuant to a written option agreement.

The Third Amended and Restated 2014 Plan will permit us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our company). Restricted shares issued under the Third Amended and Restated 2014 Plan will be sold or granted pursuant to a written restricted shares purchase agreement.

The Third Amended and Restated 2014 Plan will also permit us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions.  SAR grants under the Third Amended and Restated 2014 Plan will be made pursuant to a written SAR agreement.  Further, the Third Amended and Restated 2014 Plan will permit us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the Third Amended and Restated 2014 Plan will be made pursuant to a written RSU agreement.

As of March 31, 2020, 399 employees and eight directors were eligible to participate in the 2014 Plan and will continue to be eligible to participate in the Third Amended and Restated 2014 Plan. The Third Amended and Restated 2014 Plan will be administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the Third Amended and Restated 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the Third Amended and Restated 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the Third Amended and Restated 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our Board may from time to time alter, amend, suspend or terminate the Third Amended and Restated 2014 Plan in such respects as our Board may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the Third Amended and Restated 2014 Plan after April 24, 2024.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Third Amended and Restated 2014 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Third Amended and Restated 2014 Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonqualified Options; SARs

Participants will not realize taxable income upon the grant of a nonqualified stock option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the ordinary shares received, over (2) the exercise price (if any) paid. A participant will generally have a tax basis in any ordinary shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. We will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above. Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the ordinary shares received upon exercise of the incentive stock option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year. Upon the disposition of ISO Shares that have been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s length disposition to an unrelated party), such excess would ordinarily constitute a capital loss. Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, we will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Restricted Shares; RSUs

In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a restricted share award, in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the shares first becomes transferable or no longer subject to a substantial risk of forfeiture in cases where a participant does not make an valid election under Section 83(b) of the Code or (2) when the shares are received in cases where a participant makes a valid election under Section 83(b) of the Code. A participant will generally not recognize taxable income at the time of grant of an award in the form of an RSU award denominated in shares, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for shares or cash received. Dividends that are received by a participant before the shares are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the ordinary shares received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

We will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

New Plan Benefits and Grants to be Made Under the Third Amended and Restated 2014 Plan

In connection with our proposed executive compensation for fiscal 2021, our remuneration committee has recommended to our Board that we grant option awards to Peter Buhler, Edward Farrell and Jeremy Stackawitz contingent upon the adoption of the Third Amended and Restated 2014 Plan. Although our Board is not required to follow the recommendations of the remuneration committee, it generally does approve the grants the committee recommends.  However, because the remuneration committee's recommendation was contingent upon the adoption of the Third Amended and Restated 2014 Plan, if our shareholders do not approve the Third Amended and Restated 2014 Plan during 2020, the committee’s recommendation to the Board will no longer be applicable.  The awards recommended by our remuneration committee to be granted upon approval of the Third Amended and Restated 2014 Plan are summarized below:

Name and Principal Position	Shares underlying share option grants (1)
Peter Buhler, Chief Financial Officer	20,000
Edward Farrell, Chief Operating Officer	20,000
Jeremy Stackawitz, Chief Commercial Officer	30,000

(1)

Assuming the Board determines to follow the recommendations of the remuneration committee, the share options recommended to be granted by the remuneration committee upon adoption of the Third Amended and Restated Plan will be granted with an exercise price to be determined on the date of grant.  The share options would be subject to three year vesting, and would vest in equal installments on the first, second and third anniversary of grant.

Our remuneration committee has not recommended any, and we have not otherwise made any agreements to issue any, awards to any other directors or officers of the Company that are contingent upon the adoption of the Third Amended and Restated 2014 Plan.  Other awards, if any, that will be made to eligible persons under the Third Amended and Restated 2014 Plan are subject to the discretion of the remuneration committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees, directors and other eligible persons under the Third Amended and Restated 2014 Plan. Therefore, a New Plan Benefits Table is not provided for any other awards.

Consequences of Failing to Approve the Proposal

The Third Amended and Restated 2014 Plan will not be implemented unless it is approved by our shareholders. If the Third Amended and Restated 2014 Plan is not approved by our shareholders, the 2014 Plan will remain in effect in its present form. Failure of our shareholders to approve this proposal also will not affect the rights of existing award holders under the 2014 Plan or under any previously granted awards under the 2014 Plan.  Failure of our shareholders to approve this proposal during 2020 will result in Peter Buhler, Ed Farrell and Jeremy Stackawitz not receiving certain option awards, as described above.  In addition, in light of the comparatively small amount of ordinary shares that remain available for future grant under the 2014 Plan, we will be limited in our ability to continue to grant equity awards to our non-employee directors in accordance with our non-employee director compensation program, to implement the share incentive portion of our executive compensation program and to otherwise grant equity awards to our employees.

The Board recommends a vote “FOR” the approval of the Third Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive share options by 750,000 shares and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2020 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR approval of the Third Amended and Restated 2014.

NON-EMPLOYEE DIRECTOR COMPENSATION

Seven out of eight of our director nominees are non-employee directors.  Five of these non-employee directors are unaffiliated with our significant shareholders: Messrs. Hallsworth, McDonough and von Prondzynski and Ms. Buckle and Ms. Larue. In addition, Mr. Bologna and Ms. O'Connor, both of whom have notified the Board that they will not stand for re-election at the Annual Meeting, are also non-employee directors that are unaffiliated with our significant shareholders. We seek to maintain a director compensation program for our non-employee directors to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors. Employee directors do not receive compensation in respect of their service as a director.

Pursuant to our director compensation program in effect from April 1, 2018 to October 31, 2018, the annual retainers were as set out below.  As discussed in the notes to the table, the annual retainers for the chairman of our board of directors and all other directors comprised a cash component (except for directors affiliated with our significant shareholders) and an equity award component, and the annual retainers for committee chairpersons and committee members were paid in cash.

Board Member Compensation	Annual Retainer
Chairman	CHF 350,000(1)
Director	$200,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	15,000
Remuneration Committee	12,000
Nominating and Corporate Governance Committee	11,000
Strategy and Regulatory Committee	11,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	8,000
Remuneration Committee	6,000
Nominating and Corporate Governance Committee	6,000
Strategy and Regulatory Committee(3)	6,000

(1)

In recognition of Mr. von Prondzynski’s increased responsibilities as Chairman of the Board beginning in March 2018, the Board increased Mr. von Prondzynski’s annual compensation for the period from April 1, 2018 to October 31, 2018 from an annualized amount of  $145,000 to an annualized amount of CHF 350,000 (which equaled $375,830 based on the exchange rate in effect on July 22, 2020), of which 57% was payable quarterly in cash and 43% was payable by the grant of 33,150 RSUs. The RSUs were granted on April 4, 2018, and vested quarterly in equal installments over 12 months. These payments and grants were in lieu of any compensation Mr. von Prondzynski was entitled to receive as Lead Independent Director of the Board, in which capacity he served until his appointment as Chairman of the Board in March 2018, and exclusive of any other compensation, including option grants, which he was entitled to receive for his service as an independent director, member and chairperson of the Company’s remuneration committee and member of the Company’s nominating and corporate governance and strategy and regulatory committees.

(2)

$40,000 was paid in cash in twelve monthly installments to directors not affiliated with our significant shareholders, with the first installment beginning on November 30 of each year.  $120,000 was paid to all directors in the form of RSUs issued immediately following each annual general meeting, which vested in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 was paid to all directors in the form of options to purchase ordinary shares also issued immediately following each annual general meeting, which vested in equal installments on the first, second and third anniversary of the date of grant.

(3)	The strategy and regulatory committee was disbanded in October 2018.

Pursuant to our director compensation program in effect from November 1, 2018 to October 31, 2020, the annual retainers are set out below. As discussed in the notes to the table, the annual retainers for the chairman of our board of directors and all other directors comprise a cash component (except for directors affiliated with our significant shareholders) and an equity award component, and the annual retainers for committee chairpersons and committee members are paid in cash.

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director	$ 200,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $128,856 based on the exchange rate in effect on July 22, 2020) is paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $171,808 based on the exchange rate in effect on July 22, 2020) is paid in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year. In respect of the fiscal year ended March 31, 2019, Mr. von Prondzynski was awarded 33,150 RSUs on April 4, 2018 and 13,812 of these RSUs (being five twelfths of 33,150 in respect of the period November 1, 2018 to March 31, 2019) counted towards the annual award made to Mr. von Prondzynski immediately following the October 31, 2018 annual general meeting. 10,990 RSUs were issued on October 31, 2018 to Mr. von Prondzynski in respect of the remaining amount of the CHF160,000 that was to be paid in RSUs.

(2)

$40,000 is paid in cash in twelve monthly installments to directors not affiliated with our significant shareholders, with the first installment beginning on November 30 of each year.  $120,000 is paid to all directors in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 is paid to all directors in the form of share options to purchase ordinary shares also issued immediately following each annual general meeting and which vest in equal installments on the first, second and third anniversary of the date of grant.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board.

Effective as of November 1, 2020, the amounts for the annual retainers will be as set out below. As discussed in the notes to the table, the annual retainers for the chairman of the Board and all other directors will comprise a cash component and an equity award component, and the annual retainers for committee chairpersons and committee members will be paid in cash.

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director	$ 150,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $128,856 based on the exchange rate in effect on July 22, 2020) will be paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $171,808 based on the exchange rate in effect on July 22, 2020) will be paid in the form of RSUs to be issued immediately following each annual general meeting, which will vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.

(2)

All directors other than Mr. Shroff and Mr. Wilkerson will be paid $40,000 in cash in twelve monthly installments with the first installment beginning November 30 of each year.  Until November 2019, Galen Partners beneficially owned more than 10% of the ordinary shares of the Company and was deemed by the board to be a significant shareholder of the Company.  As directors affiliated with Galen Partners, Mr. Shroff and Mr. Wilkerson were not entitled to receive the cash payment of $40,000 under the prior non-employee director compensation program.  In lieu of receiving a cash payment of $40,000 going forward, Mr. Shroff and Mr. Wilkerson have agreed to accept this payment in the form of RSUs. Accordingly, Mr. Shroff and Mr. Wilkerson will receive $110,000, and all other directors will receive $70,000, in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 will be paid to all directors in the form of share options to purchase ordinary shares also issued immediately following each annual general meeting and which vest on the first anniversary of the date of grant.

In connection with Mr. Bologna and Ms. O'Connor not standing for re-election at the Annual Meeting, all of Mr. Bologna's and Ms. O'Connor's issued but unvested RSUs will remain outstanding and vest on their regularly scheduled vesting dates. In addition, all of Ms. O'Connor's and Mr. Bologna's issued but unvested share options will vest at the expiry of their current terms of service.  We have also agreed to pay any outstanding non-employee director committee membership fees and monthly cash retainers due to them for their service on the Board.

In connection with the appointment of Ms. Buckle and Ms. Larue, on September 1, 2020, the Company expects to grant Ms. Buckle and Ms. Larue  share options and RSUs having an aggregate value of $53,334, the terms of which will be determined on the date of grant consistent with the Company's non-employee director compensation program. In addition, on September 1, 2020, the Company will grant each of Dr. Buckle and Dr. Larue share options providing for the right to purchase $100,000 of Quotient’s ordinary shares, at a price equal to the closing price of the Company’s ordinary shares as reported on the Nasdaq Global Market on the date of grant (the “Additional Share Options”). The grants of Additional Share Options, which will be issued outside of the Company’s 2014 Stock Incentive Plan, were approved by the Board and the remuneration committee pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Dr. Buckle’s and Dr. Larue’s joining the Company's Board.

Stock-based awards and option awards in the following table are computed in accordance with the valuation principles used in the Company’s financial statements to compute the fair value of each award on the date of grant.

	Fiscal Year Ended March 31,	Fees earned in cash	Stock- based awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Heino von	2020	$144,560	$280,881	$39,999	$—	$—	$—	$465,440
Prondzynski (1)	2019	$145,588	$346,584	$25,105	$—	$—	$—	$517,277
Thomas Bologna	2020	$60,000	$119,999	$39,999	$—	$—	$—	$219,998
	2019	$56,500	$120,002	$25,105	$—	$—	$—	$201,607
Frederick Hallsworth	2020	$72,000	$119,999	$39,999	$—	$—	$—	$231,998
	2019	$65,583	$120,002	$25,105	$—	$—	$—	$210,690
Brian McDonough	2020	$60,000	$119,999	$39,999	$—	$—	$—	$219,998
	2019	$60,000	$120,002	$25,105	$—	$—	$—	$205,107
Sarah O'Connor	2020	$68,000	$119,999	$39,999	$—	$—	$—	$227,998
	2019	$62,750	$120,002	$25,105	$—	$—	$—	$207,857
Zubeen Shroff (2)	2020	$16,000	$119,999	$39,999	$—	$—	$—	$175,998
	2019	$20,083	$120,002	$25,105	$—	$—	$—	$165,190
John Wilkerson	2020	$—	$119,999	$39,999	$—	$—	$—	$159,998
	2019	$—	$—	$—	$—	$—	$—	$—

(1)

In respect of the fiscal years ended March 31, 2020 and 2019, it was subsequently determined that Mr. von Prondzynski (i) received in error an additional 34,145 RSUs and 14,398 Share Options having a combined value of $319,998 at the respective grant dates (the “overpayment”) and (ii) did not receive $28,401 of RSUs that he was otherwise entitled to receive pursuant to his Chairman compensation (the “underpayment”).  Upon learning of these issues, the overpayment RSUs that had not vested and the overpayment Share Options that had not been exercised were cancelled (resulting in the cancellation of 7,712 RSUs and 14,398 Share Options).  Further, Mr. von Prondzynski repaid the Company $71,679 in cash, which amount was based on the combined grant date value of the 26,422 RSUs that had vested, less the value of the underpayment, net of taxes paid by Mr. von Prondzynski in respect of the overpayment.
(2)

Mr. Shroff has deferred receipt of, and we have accrued liabilities in respect of, $110,000 in cash fees he has earned for serving on various committees. On July 22, 2020, the Board authorized a grant to Mr. Shroff of 13,382 RSUs under the 2014 Plan, representing the accrued liability, for his prior service on the Board’s committees. The RSUs vested and settled on the grant date.

The following table sets forth the share options held by the non-employee directors as of March 31, 2020. All options are options to purchase ordinary shares.

Name	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Heino von Prondzynski (3)	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029
Thomas Bologna	April 29, 2015	3,500	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029
Frederick Hallsworth	February 13, 2014	20,014	—	$1.44	August 30, 2022
	April 29, 2015	5,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029
Brian McDonough	November 14, 2014	40,029	—	$1.44	August 30, 2022
	April 29, 2015	10,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029
Sarah O'Connor	August 6, 2015	10,800	—	$9.26	August 5, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029
Zubeen Shroff	April 29, 2015	5,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029
John Wilkerson	April 29, 2015	3,500	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	8,726	—	$5.73	October 30, 2026
	October 31, 2018	6,398	3,199	$5.21	October 30, 2027
	October 31, 2019	2,080	4,160	$6.41	October 30, 2028
	October 31, 2020	—	8,158	$7.78	October 30, 2029

(1)	Vesting of all options is subject to continued service through to the applicable vesting date.

(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities on the date of grant. As part of the preparation for our initial public offering (which occurred in April 2014), the Board reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the Board concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

(3)

As discussed in more details in note (1) to the immediately preceding table, in respect of the fiscal years ended March 31, 2020 and 2019, it was subsequently determined that Mr. von Prondzynski received in error certain share options, which options have since been cancelled.

The following table sets forth the RSUs held by the non-employee directors as of March 31, 2020. All RSUs convert into ordinary shares on a one-for-one basis.

Name	Vesting start date	Number of outstanding securities underlying the award	Expiration date
Heino von Prondzynski (1)	January 31, 2020	27,077	October 31, 2020
Frederick Hallsworth	January 31, 2020	11,568	October 31, 2020
Thomas Bologna	January 31, 2020	11,568	October 31, 2020
Brian McDonough	January 31, 2020	11,568	October 31, 2020
Sarah O'Connor	January 31, 2020	11,568	October 31, 2020
Zubeen Shroff	January 31, 2020	11,568	October 31, 2020
John Wilkerson	January 31, 2020	11,568	October 31, 2020

(1)

As discussed in more detail in note (1) to the penultimately preceding table, in respect of the fiscal years ended March 31, 2020 and 2019, it was subsequently determined that Mr. von Prondzynski received in error certain RSUs, certain of which RSUs have since been cancelled. Mr. von Prondzynski made a net cash payment to the Company in relation to the RSUs that were not cancelled.

REMUNERATION COMMITTEE REPORT

The information contained in this remuneration committee report shall not be deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act. No portion of this remuneration committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Quotient Limited specifically incorporates this statement or a portion of it by reference.

The remuneration committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the remuneration committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended March 31, 2020.

Respectfully submitted,

Zubeen Shroff (Chairperson) Brian McDonough Heino von Prondzynski

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our "named executive officers" for the fiscal years ended March 31, 2020 and 2019 are Franz Walt, Christopher Lindop and Edward Farrell. This Compensation Discussion and Analysis explains our executive compensation program as it relates to our “named executive officers,” whose compensation information is presented in the following tables and discussion in accordance with the SEC rules, as well as to Jeremy Stackawitz and Peter Buhler.

Name	Position
Franz Walt	Chief Executive Officer
Christopher Lindop	Chief Financial Officer (until February 5, 2020) and Executive Vice President (as of February 5, 2020 until May 31, 2020)
Peter Buhler	Chief Financial Officer (as of February 5, 2020)
Edward Farrell	President (until January 1, 2020) and Chief Operating Officer (as of January 1, 2020)
Jeremy Stackawitz	President (until January 1, 2020) and Chief Commercial Officer (as of January 1, 2020)

Mr. Walt served as our Interim Chief Executive Officer from March 21, 2018 until May 24, 2018, on which date he was appointed our Chief Executive Officer.  In addition, Mr. Lindop served as our Chief Financial Officer until February 5, 2020, on which date he was succeeded by Mr. Buhler, and Messrs. Farrell and Stackawitz, our former Presidents, became our Chief Operating Officer and Chief Commercial Officer, respectively, as of January 1, 2020.  Mr. Lindop retired effective as of May 31, 2020.

Our mission is to become the global leader for the development, manufacture and sale of transfusion diagnostics (blood grouping, serological disease screening and molecular disease screening), leveraging our proprietary MosaiQ™ technology platform. As MosaiQ is demonstrated to work for transfusion diagnostics, we will also seek to expand its utility elsewhere in the broader diagnostics market.

To achieve our mission, we must recruit, retain and motivate exceptional leaders with the ability to deliver superior results for our shareholders. The skills and knowledge built by the management team around MosaiQ, which represents a novel and highly disruptive technology platform for the broader diagnostics field, are unique and increasingly will become highly attractive to potential competitors.  Retention of existing senior management and recruitment of additional senior managers to augment the existing team is therefore critical. Our executive compensation program is instrumental in achieving this objective.

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders. Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

Executive compensation is discussed in greater detail below. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are: (i) reflective of the performance of our executive officers and the Company; and (ii) consistent with our compensation objectives.

Roles of the Remuneration Committee

General

It is the responsibility of the remuneration committee to administer the Company’s compensation practices, to ensure they are competitive, financially prudent and include incentives designed to appropriately drive performance. To achieve this, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the Board, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them and that compensation arrangements do not encourage excessive risk-taking.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The remuneration committee conducts an annual review of performance and compensation during the first quarter of each fiscal year for the purpose of determining the compensation of named executive officers. As part of this review, the CEO submits recommendations to the remuneration committee relating to the compensation of the named executive officers (other than the CEO). Following a review of these recommendations, the remuneration committee approves the compensation of these named executive officers, with such modifications to the CEO's recommendations as the remuneration committee considers appropriate.

The remuneration committee's review of the CEO's compensation is subject to separate procedures. With input from members of the entire Board, other than the CEO, the Chairman and the remuneration committee evaluate the CEO's performance and review the evaluation with him. Based on that evaluation and review, the remuneration committee then determines the CEO's compensation. The CEO is excused from meetings of the remuneration committee during voting or deliberations regarding his compensation.

Peer Group Companies

The remuneration committee seeks to identify an executive compensation peer group of approximately fifteen to twenty companies that may compete with the Company for executive talent (“Peer Group Companies”). The remuneration committee has focused on creating a peer group that:

•	Represented companies working in the global diagnostics industry, companies addressing the donor testing market or companies in the European biotechnology industry;
•	Contains a mix of pre-commercial development companies and some commercial stage companies;
•	Captures comparable companies in terms of employee numbers and market capitalization; or
•	Have achieved or expect to achieve a growth profile comparable to that expected for the Company.

With the assistance of WTW, the remuneration committee’s independent compensation consultant, a full review of the peer group was completed in March 2020.  Based on the above criteria, the following companies were included in the peer group:

Company	Product Focus
Accelerate Diagnostics	In vitro diagnostics for hospital acquired and drug resistant infections
BioCartis Group NV	Molecular diagnostics
Cerus Corp	Pathogen inactivation for donor blood, plasma and platelets
Chembio Diagnostics	Diagnostics test kits for infectious disease
ChemoCentryx	Development of therapeutics for autoimmune diseases, inflammatory disorders and cancer.
Clinigen Group	Lifesciences tools and services
Cytokenetics	Development of muscle activators and muscle inhibitors
Epigenomics AG	Molecular diagnostics – cancer
GenMark Diagnostics Inc.	Automated, multiplex molecular diagnostic testing systems
Meridian Bioscience Inc.	Develops, manufacture, commercialization of a range of innovative diagnostics test kits
Myriad Genetics Inc.	Molecular diagnostics
Nanostring Technologies Inc.	Life science tools for translational research and molecular diagnostic products
Omega Diagnostics Group	Development of diagnostic products for allergy and autoimmune, food intolerance and infectious disease.
Oxford Biomedica	Biopharmaceutical company focused on the development and commercialization of gene-based medicines
Oxford Immunotec Global	Diagnostic tests for immune-regulated conditions (e.g. Tuberculosis)
Quidel Corp.	Provision of cellular based virology assays and molecular diagnostics testing systems
Senseonics Holdings	Development of diagnostic products for diabetes
Stratec	Design and manufacture of complex analyzer system solutions for invitro diagnostics
T2 Biosystems	Clinical diagnostics for sepsis
Zealand Pharma	Development of innovative peptide-based medicines

As noted above, the remuneration committee retained WTW as its independent compensation consultant. WTW does not perform any other consulting work or other services for the Company, reports directly to the remuneration committee and takes direction from the Chairman of the remuneration committee. The remuneration committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in the financial year ended March 31, 2020 or currently exists that would prevent WTW from serving as an independent consultant to the remuneration committee.

Performance Graph

Below is a graph that compares the cumulative shareholder return on our ordinary shares from March 31, 2015 through March 31, 2020 against the cumulative total return for the same period on the Nasdaq Stock Market Composite Index and the Nasdaq Healthcare Index. The results are based on an assumed $100 invested on May 31, 2015.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN* AMONG QUOTIENT LIMITED, THE NASDAQ STOCK MARKET COMPOSITE INDEX AND THE NASDAQ HEALTHCARE INDEX $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 03/31/2015 04/30/2015 05/31/2015 06/30/2015 07/31/2015 08/31/2015 09/30/2015 10/31/2015 11/30/2015 12/31/2015 01/31/2016 02/29/2016 03/31/2016 04/30/2016 05/31/2016 06/30/2016 07/31/2016 08/31/2016 09/30/2016 10/31/2016 11/30/2016 12/31/2016 01/31/2017 02/28/2017 03/31/2017 04/30/2017 05/31/2017 06/30/2017 07/31/2017 08/31/2017 09/30/2017 10/31/2017 11/30/2017 12/31/2017 01/31/2018 02/28/2018 03/31/2018 04/30/2018 05/31/2018 06/30/2018 07/31/2018 08/31/2018 09/30/2018 10/31/2018 11/30/2018 12/31/2018 01/31/2019 02/28/2019 03/31/2019 04/30/2019 05/31/2019 06/30/2019 07/31/2019 08/31/2019 09/30/2019 10/31/2019 11/30/2019 12/31/2019 01/31/2020 02/29/2020 03/31/2020 QUOTIENT LIMITED NASDAQ HEALTHCARE INDEX NASDAQ COMPOSITE * $100 invested on March 31, 2015 in stock or index including reinvestment of dividends. 60 Months ended March 31, 2020.

Executive Compensation Programs

Overview and Objectives

Our executive compensation program for our named executive officers for fiscal years 2020 and 2021, each an Executive Compensation Program, was adopted on May 22, 2019 with respect to fiscal 2020 and May 19, 2020 with respect to fiscal 2021. Each year, the Remuneration Committee and the Board review the Executive Compensation Program for our named executive officers for the fiscal year to ensure that it is designed to achieve the following objectives:

•	Focus executive behavior on achievement of our annual and long-term strategic objectives,
•	Provide a competitive compensation package that enables the Company to attract and retain, on a long-term basis, talented executives,
•

Provide a total compensation structure that the remuneration committee believes is at least comparable with the total compensation structure of Peer Group Companies for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives, and

•	Align the interests of management and shareholders by providing management with long-term incentives through equity ownership.

The Remuneration Committee will continue to review the Executive Compensation Program in future years to ensure that it is closely aligned with the interests of shareholders and reflects our business needs.

Each Executive Compensation Program has four principal elements, namely base salary, benefits, short-term incentives and long-term incentives.  A brief description of each element and their purpose at the Company is described below:

Compensation Element	Description	Purpose
Base salary	Fixed cash compensation based on role, job scope, experience, qualification and performance

To compensate for individual technical and leadership competencies required for a specific role and to provide economic security.  Notice periods for named executive officers vary between two and 12 months.

Benefits	Competitive health, life assurance, disability and retirement benefits

To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities.  Benefits vary depending on local employment practices and may include private health coverage, life insurance, a defined contribution pension scheme and/or provision of a company car.  There are no enhanced benefits for named executive officers.

Short-term incentive	Annual cash incentive opportunity payable based on achievement of corporate, business unit and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders.
Long-term incentive	Annual equity award	To incentivize executive officers to increase shareholder value, reward long-term corporate performance and promote employee commitment through share ownership.

Our objective is to target total direct compensation for our named executive officers, including the annualized value of the incentive awards that are proposed to be granted in fiscal 2021 as part of our Executive Compensation Program, as follows: Base Salary & Benefits – 30%; Short-term Incentive – 15%; and Long-Term Incentive – 55%.

The amounts and mix attributable to base salary, short-term incentives and long-term incentives are determined by reference to market norms.  Our aim is to align individual compensation with the objectives of the applicable Executive Compensation Program.  While executive compensation mix is evaluated on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements.  Instead, our current policy is to balance the short-term and long-term focus of our compensation elements to reward short-term performance while emphasizing long-term value creation.  These objectives are achieved by placing considerable weight on long-term, equity-based compensation while offering cash and short-term compensation to attract and retain executive talent.

The primary objective of our compensation philosophy is to design and support total remuneration packages aligned with strong business performance and long-term value creation for our shareholders.  Each Executive Compensation Program in particular is designed with specific emphasis on accountability for the performance of the MosaiQ development and commercialization program in the short-term and shareholder return over the longer term.  This alignment is created through several mechanisms:

Compensation Mechanism	Methodology
Pay Positioning	To attract and retain the best executives, all components of executive compensation are targeted between the market’s median and 75th percentile.
Performance Target Setting	We set goals that we consider to be ambitious but achievable for ourselves and for the Company aligned with our commitment to building long-term sustainable value for our shareholders.
Compensation Elements	Base Salary	Sets baseline pay level.
	Annual Incentive Plan	Annual incentive payment that rewards performance relative to annual financial goals and/or MosaiQ development goals.
	RSUs	Long-term incentive with a three-year vesting period that rewards performance that enhances shareholder value.
Compensation Mix	Our compensation mix is weighted toward variable pay elements and long-term incentive pay elements

By applying the above methodologies, named executive officers are compensated at between the market’s median and 75th percentile when we meet our performance targets, deliver on the expectations we communicate to our shareholders and drive share price appreciation.  Should our performance exceed expectations, our executives will be compensated above target, and vice versa.  The significant weighting of long-term incentives ensures that the primary focus of our named executives is sustained long-term performance, while our short-term incentives motivate consistent annual achievement.

Fiscal 2020 Executive Compensation

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2020 compensation:

•	On May 22, 2019, we:
o	increased the base salaries of Messrs. Lindop, Farrell and Stackawitz to $420,000 each, effective June 1, 2019,
o

decided to grant on May 24, 2019 annual equity awards to Messrs. Lindop, Farrell and Stackawitz consisting of RSU awards of 45,000, 45,000 and 35,000, respectively (equal in value to approximately $403,650, $403,650 and $313,950, respectively, based on the closing price of our ordinary shares on the Nasdaq Global Market on May 23, 2019 of $8.97 per share). These RSUs will vest in three equal annual installments beginning on May 24, 2020.

•	On July 16, 2019, we issued 28,517 options with an exercise price of $10.52 per share to Mr. Walt. These options vested on May 24, 2020.
•

Upon his appointment as Chief Operating Officer, effective January 1, 2020, we increased Mr. Farrell’s base salary to £346,340, or approximately $440,406 (based on the exchange rate in effect on July 22, 2020). On January 7, 2020 we also granted Mr. Farrell 2,232 RSUs (equal in value to approximately $20,356, based on the closing price of our ordinary shares on the Nasdaq Global Market on January 6, 2020 of $9.12 per share).  These RSUs will vest in three equal annual installments beginning on January 7, 2021.

•

On February 5, 2020, in connection with the appointment of Mr. Buhler as our Chief Financial Officer, we granted Mr. Buhler 50,000 RSUs and 25,000 options to purchase ordinary shares at an exercise price of $7.57 per share. The grants, which were issued outside of our 2014 Stock Incentive Plan, were approved by our Board and the remuneration committee of our Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that was material to Mr. Buhler’s entering into employment with our company. The RSUs and the options vest in three equal installments on each first, second and third anniversary of the grant date. The options have a term of ten years and will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Buhler’s employment is terminated, any RSUs or options not vested shall be forfeited upon termination

Fiscal 2021 Executive Compensation

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2021 compensation:

•	On May 19, 2020, we;
o	increased the base salary of Mr. Buhler to CHF400,000, approximately $429,520 based on the exchange rate in effect on July 22, 2020, effective June 1, 2020,
o

decided to grant on May 24, 2020 an equity award with time-based vesting to Mr. Walt consisting of 91,743 RSUs (equal in value to approximately $705,504, based on the closing price of our ordinary shares on the Nasdaq Global Market on May 22, 2020 of $7.69 per share), vesting in 12 equal monthly installments beginning on June 24, 2020  and 60,438 options with an exercise price of $7.69 per share, vesting on May 24, 2021.

o

decided to grant on May 24, 2020 annual equity awards with time-based vesting terms to Messrs. Buhler, Farrell and Stackawitz consisting of RSU awards of 55,000, 55,000 and 45,000, respectively (equal in value to approximately $422,950, $422,950 and $346,050, respectively, based on the closing price of our ordinary shares on the Nasdaq Global Market on May 22, 2020 of $7.69 per share).

•

On May 19, 2020, the remuneration committee recommended that we grant, contingent upon the adoption of the Third Amended and Restated 2014 Plan, annual equity awards with time-based vesting terms to Messrs. Buhler, Farrell and Stackawitz consisting of options to purchase 20,000, 20,000 and 30,000 ordinary shares, respectively.  Assuming the Third Amended and Restated 2014 Plan is approved by the shareholders and the Board approves the grants recommended by the remuneration committee, each grant would be subject to three year vesting, and would vest in equal installments on the first, second and third anniversary of the date of grant. The exercise price would be determined on the date of grant.

•

In addition, on January 3, 2020, we entered into a Transition, Separation and Consultancy Agreement with Mr. Lindop in connection with his retirement, pursuant to which, in recognition of Mr. Lindop’s service to us and for providing the services of Chief Financial Officer through February 5, 2020 and Executive Vice President through his retirement date of May 31, 2020, Mr. Lindop received a single cash payment of $420,000 (equal to 12 months base salary). In addition, the agreement provides that all unvested options held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest and become exercisable on their regular scheduled vesting dates. All other unvested options were forfeited and all vested options remain exercisable until May 31, 2021. Furthermore, all unvested RSUs held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest on their regular scheduled vesting dates. All other unvested RSUs were forfeited.

Our executive compensation is discussed in greater detail in the sections that follow. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are reflective of the performance of our executive officers and our Company and consistent with our compensation objectives.

Summary Compensation Table

The following table summarizes information regarding the compensation for the fiscal years ended March 31, 2020 and 2019 awarded to, earned by or paid to our named executive officers, as well as Messrs. Stackawitz and Buhler. See “Executive Compensation-Compensation Discussion and Analysis-Executive Summary” for more information regarding our named executive officers for fiscal 2020 and 2019.

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option and RSU awards (5)	All other compensation (6)	Total
Franz Walt	2020	$759,750	$1,139,625	$189,812	$201,148	$2,290,335
Chief Executive Officer (1)	2019	$729,773	$1,130,063	$2,271,879	$105,647	$4,237,362
Christopher Lindop,	2020	$415,000	$226,800	$403,650	$119,970	$1,165,420
Chief Financial Officer (2)	2019	$387,500	$257,400	$281,733	$613,149	$1,539,782
Edward Farrell	2020	$411,624	$257,116	$424,006	$50,414	$1,143,160
Chief Operating Officer (3)	2019	$373,979	$186,642	$321,731	$113,047	$995,399
Jeremy Stackawitz	2020	$416,191	$226,800	$313,950	$12,970	$969,911
Chief Commercial Officer (4)	2019	$397,627	$192,092	$282,733	$86,929	$959,381
Peter Buhler	2020	$60,474	$—	$496,870	$10,807	$568,151
Chief Financial Officer (2)	2019	$—	$—	$—	$—	$—

(1)

On March 21, 2018, Mr. Walt was appointed to serve as Interim Chief Executive Officer, and on May 24, 2018, Mr. Walt was appointed as the Company's Chief Executive Officer. In connection with these appointments, we entered into a part time employment agreement with Mr. Walt on April 1, 2018 and then an employment agreement with Mr. Walt on May 24, 2018.

(2)	On February 5, 2020, Mr. Lindop resigned from his position as Chief Financial Officer and Mr. Buhler was appointed to this position.
(3)	As of January 1, 2020, Mr. Farrell was appointed as Chief Operating Officer
(4)	As of January 1, 2020, Mr. Stackawitz was appointed as Chief Commercial Officer.
(5)

Reflects the value of share option and RSU awards granted to executive officers based on the grant date fair value of the awards. See note 9 to the Company’s audited consolidated financial statements for the year ended March 31, 2020, filed with the Company’s Annual Report on Form 10-K for assumptions made in the valuation.

(6)	All other compensation was comprised of the following amounts for fiscal 2020:

	Franz Walt	Christopher Lindop	Edward Farrell	Jeremy Stackawitz	Peter Buhler
Tax gross-up	$189,362	$—	$—	$—	$—
Tax equalization	$—	$101,001	$—	$—	$—
Pension plan contributions	$11,786	$18,969	$35,145	$12,970	$7,910
Car and other allowances	$—	$—	$15,269	$—	$2,897

All other compensation was comprised of the following amounts for fiscal 2019:

	Franz Walt	Christopher Lindop	Edward Farrell	Jeremy Stackawitz
Retention payments	$—	$75,000	$75,000	$75,000
Tax gross-up	$95,528	$—	$—	$—
Tax equalization	$—	$503,352	$—	$—
Pension plan contributions	$10,119	$15,517	$22,349	$11,929
Car and other allowances	$—	$19,280	$15,698	$—

Outstanding Equity Awards at Fiscal Year-End

Option Awards

The following table sets forth information regarding share option awards held by our named executive officers, as well as Messrs. Stackawitz and Buhler, as of March 31, 2020. All options are options to purchase ordinary shares.

Name and Principal Position	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Franz Walt	February 19, 2019	15,118	7,558	$4.41	February 18, 2028
Chief Executive Officer(3)	April 1, 2019	10,000	20,000	$4.71	March 31, 2028
	May 24, 2019	22,936	22,936	$6.54	May 23, 2028
	August 2, 2019	35,000	35,000	$7.54	August 1, 2028
	May 24, 2020	—	28,517	$10.52	May 23, 2029
Christopher Lindop,	February 9, 2018	125,000	—	$6.41	May 31, 2021
Former Chief Financial Officer
Edward Farrell,	April 11, 2014	96,000	—	$0.01	April 10, 2023
Chief Operating Officer	April 29, 2015	79,000	—	$8.00	April 28, 2024
	May 20, 2016	30,000	—	$15.17	May 19, 2025
	June 1, 2017	30,000	—	$11.92	May 31, 2026
	May 24, 2018	26,666	13,334	$7.58	May 23, 2027
Jeremy Stackawitz,	April 29, 2015	60,000	—	$8.00	April 28, 2024
Chief Commercial Officer	May 20, 2016	22,500	—	$15.17	May 19, 2025
	June 1, 2017	20,000	—	$11.92	May 31, 2026
	May 24, 2018	26,666	13,334	$7.58	May 23, 2027
Peter Buhler	February 5, 2021	—	25,000	$7.57	February 4, 2030
Chief Financial Officer

(1)	Vesting of all options is subject to continued service through the applicable vesting date.
(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities. As part of the preparation for our initial public offering (which occurred in April 2014), the Board reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the Board concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

(3)

On March 21, 2018, Mr. Walt was appointed to serve as Interim Chief Executive Officer, and on May 24, 2018, Mr. Walt was appointed as the Company's Chief Executive Officer. The awards reflected in the table also include awards Mr. Walt received as a non-employee director prior to his appointment as Interim Chief Executive Officer.

RSU Awards

The following table sets forth information regarding RSU awards held by our named executive officers, as well as Messrs. Stackawitz and Buhler, as of March 31, 2020.

Name	Vesting start date	Number of outstanding securities underlying the award	Market value of securities underlying the award	Expiration date
Franz Walt	June 24, 2019	15,291	$97,557	May 24, 2020
Christopher Lindop	May 24, 2019	20,541	$137,830	May 24, 2021
	May 24, 2020	30,000	$269,100	May 31, 2021
Jeremy Stackawitz	(1)	22,500	$268,200	December 31, 2022
	May 24, 2019	20,641	$138,501	May 24, 2021
	May 24, 2020	35,000	$313,950	May 24, 2022
Edward Farrell	(1)	22,500	$268,200	December 31, 2022
	May 24, 2019	24,515	$164,496	May 24, 2021
	May 24, 2020	45,000	$403,650	May 24, 2022
	January 7, 2021	2,232	$20,356	January 7, 2023
Peter Buhler	February 5, 2021	50,000	$378,500	February 5, 2023

(1)	The RSUs vest upon receipt of FDA licensing for the MosaiQ blood grouping consumable and the MosaiQ instrument.

Incentive Compensation

Incentive Compensation Pursuant to Fiscal 2019 Executive Compensation Program

Subsequent to fiscal 2019, as part of our Executive Compensation Program, the following equity grants were made to Messrs. Lindop, Stackawitz and Farrell on May 24, 2019:

Name	2019 RSU Grant
Christopher Lindop	45,000
Jeremy Stackawitz	35,000
Edward Farrell	45,000

In addition, on July 16, 2019, we issued 28,517 options with an exercise price of $10.52 per share to Mr. Walt. These options vested on May 24, 2020.

Incentive Compensation Pursuant to Fiscal 2020 Executive Compensation Program

Subsequent to fiscal 2020, as part of our Executive Compensation Program, the following equity grants were made to Messrs. Stackawitz, Farrell and Buhler on May 24, 2020:

Name	2020 RSU Grant
Jeremy Stackawitz	45,000
Edward Farrell	55,000
Peter Buhler	55,000

In addition. on May 24, 2020, we issued 91,743 RSUs to Mr. Walt. These RSUs vest in 12 equal monthly installments beginning on June 24, 2020. On May 24, 2020, we also issued 60,438 options with an exercise price of $7.69 per share to Mr. Walt. These options vest on May 24, 2021.

Agreements with Our Executive Officers

Employment Agreements

Franz Walt

CEO Employment Agreement

On May 24, 2018, we entered into an employment agreement with Mr. Walt to serve as the Company's Chief Executive Officer, which we subsequently amended on November 20, 2018 and July 2, 2019. The agreement, as amended, has a two-year term, subject to earlier termination upon three months' prior written notice by either party, and renews automatically for an additional twelve months, subject to either party giving the other party at least three months' written notice that the term of the agreement shall not be extended.

The agreement provides for a base salary of CHF750,000 per annum; eligibility to receive an annual cash bonus of up to CHF1,125,000 based on the achievement of performance targets determined by the Board; subject to the receipt of certain shareholder approvals, a grant of (a) 91,743 RSUs (equal in value to approximately $600,000, based on the closing sale price of the Company's ordinary shares on The Nasdaq Global Market on May 24, 2018 of $6.54 per share) and (b) options to purchase 45,872 ordinary shares at an exercise price of $6.54 per share, which grants subsequently occurred on October 31, 2018; and reimbursement of incremental costs incurred by Mr. Walt when his spouse travels with him to Eysins, Switzerland. In addition, the Company has agreed to pay any Swiss social charges incurred by Mr. Walt in relation to his employment agreement.

The RSUs vested in 12 equal monthly installments beginning on the first monthly anniversary of May 24, 2018. The options vested in two equal annual installments beginning on the first anniversary of May 24, 2018.

If we terminate Mr. Walt’s employment agreement without cause (as defined in the employment agreement), Mr. Walt's RSUs and options will vest and, in the case of options, become exercisable, in accordance with their terms, and the Company will pay to Mr. Walt; (i) all accrued but unpaid base salary through the date of termination of Mr. Walt's employment and any unpaid or unreimbursed expenses incurred by Mr. Walt in the performance of his duties; (ii) the base salary for the remainder of the term of the agreement in equal monthly installments; and (iii) a pro rata portion of the annual bonus for the year of termination. The RSUs and options will also fully vest and, in the case of options, become exercisable, in accordance with their terms, upon a change in control.

We have agreed to indemnify Mr. Walt to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Interim CEO Employment Agreement

On April 1, 2018, we entered into a part time employment agreement with Mr. Walt to serve as our Interim Chief Executive Officer. The agreement had a six-month term, subject to earlier termination upon 15 days’ prior written notice by either party.  On May 24, 2018, the agreement was superseded by Mr. Walt’s current employment agreement.

The agreement provided for:

•

a grant on April 1, 2018 of 57,325 RSUs (equal in value to approximately $270,000, based on the closing sale price of our ordinary shares on The Nasdaq Global Market on March 29, 2018 of $4.71 per share);

•	a grant on April 1, 2018 of options to purchase 30,000 ordinary shares at an exercise price of $4.71 per share; and

•

a one-time cash bonus payment of up to CHF 230,000 based on the achievement of performance targets reasonably determined by the Board in consultation with Mr. Walt, payable upon expiration of the employment term.

The RSUs vested monthly in equal installments over six months. The options will vest annually in equal installments over three years.

Edward Farrell

We entered into an employment agreement with Edward Farrell dated November 21, 2012, as amended on January 7, 2020, that sets forth the terms and conditions of Mr. Farrell’s employment as our Chief Operating Officer. Mr. Farrell previously served as one of our two Presidents and he was subsequently appointed as our Chief Operating Officer effective as of January 1, 2020.  The amended employment agreement has no specific term and continues until terminated in accordance with the terms therein. Mr. Farrell’s current annual base salary, effective as of January 1, 2020, is £346,340 or approximately $440,406 (based on the exchange rate in effect on July 22, 2020). In connection with his appointment as our Chief Operating Officer, he also received a grant of 2,232 RSUs, with a grant date of January 7, 2020, which vest in three equal installments on each first, second and third anniversary of the grant date.

Both we and Mr. Farrell must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Mr. Farrell on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Farrell is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave. After notice of termination has been given by Mr. Farrell or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Farrell the balance of his base salary for the remaining term of the agreement.

In addition to his salary, Mr. Farrell is also entitled to a car allowance of £11,000, or approximately $13,988 per annum (based on the exchange rate in effect on July 22, 2020), contributions by his employer to a defined contribution pension plan of 5% of salary and private healthcare benefits of £975, or approximately $1,240 per annum (based on the exchange rate in effect on July 22, 2020).  Mr. Farrell is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Jeremy Stackawitz

We entered into an employment agreement with Jeremy Stackawitz dated March 9, 2009, as amended on January 7, 2020, that sets forth the terms and conditions of Mr. Stackawitz’s employment as our Chief Commercial Officer. Mr. Stackawitz previously served as one of our two Presidents and he was subsequently appointed as our Chief Commercial Officer, effective as of January 1, 2020. The amended agreement has no defined term and establishes an at-will employment relationship. Mr. Stackawitz’s current annual base salary for fiscal year 2021 is $420,000.

We may terminate Mr. Stackawitz’s employment with or without cause, but Mr. Stackawitz is required to provide at least two months’ advance notice to us if he is terminating his employment. If we terminate Mr. Stackawitz’s employment other than for cause (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to 12 months of his then current base salary and employee benefits (as defined in his employment agreement), payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year. Mr. Stackawitz is obligated to (i) refrain from engaging in competition with us in the United States or in other countries in which we conduct our business for a period of one year after any termination and (ii) refrain from soliciting any of our executives, suppliers or customers for a period of two years after any termination.

Mr. Stackawitz is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Peter Buhler

We entered into an employment agreement with Mr. Buhler on January 3, 2020, which sets forth the terms and conditions under which Mr. Buhler serves as our Chief Financial Officer. The employment agreement has no specific term and continues until terminated in accordance with the terms therein. Mr. Buhler’s current annual base salary for fiscal year 2021 is Swiss Francs (CHF) 400,000, and he is eligible to receive employee benefits that are customary for our other senior executives located in Switzerland.

In addition to his salary, Mr. Buhler is also entitled to a car allowance of CHF 16,800, or approximately $18,040 per annum (based on the exchange rate in effect on July 22, 2020) and contributions by his employer to an insured pension plan (LPP).

We may terminate Mr. Buhler’s employment with or without “Cause” (as defined in his employment agreement). Mr. Buhler is required to provide at least six months’ advance written notice to us if he terminates his employment. If we terminate Mr. Buhler’s employment other than for Cause, we must provide six months’ advance written notice to Mr. Buhler, and he will be entitled to receive, subject to certain conditions, the base salary and certain employee benefits then in effect through and including the day of termination. During the period of his employment and for a period of one year following any termination of his employment, Mr. Buhler will be obligated to (i) refrain from engaging in competition with us in Switzerland and the United States; and (ii) refrain from soliciting any of our employees, suppliers or customers.

We have agreed to indemnify Mr. Buhler to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Mr. Buhler is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

In addition, in connection with his appointment as our Chief Financial Officer, on February 5, 2020, we granted Mr. Buhler 50,000 RSUs and 25,000 options to purchase ordinary shares at an exercise price of $7.57 per share. The grants, which were issued outside of our 2014 Stock Incentive Plan, were approved by the Board and the remuneration committee of the Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that was material to Mr. Buhler’s entering into employment with us. The RSUs and options vest in three equal installments on each first, second and third anniversary of the grant date. The options have a term of ten years. The options will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Buhler’s employment is terminated, any RSUs or options not vested shall be forfeited upon termination.

Ernest Larnach

We entered into an employment agreement with Mr. Larnach dated September 3, 2018, as amended on December 12, 2019, which sets forth the terms and conditions under which Mr. Larnach serves as our Head of Financial Accounting and Treasury. The agreement has an indefinite term. Effective as of January 1, 2020, Mr. Larnach is entitled to receive annual base salary of £165,000.

Both we and Mr. Larnach must give a minimum of 6 months’ prior notice to terminate his employment, other than for cause (as provided for in his employment agreement). We have the right to place Mr. Larnach on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Larnach is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave. After notice to terminate has been given by Mr. Larnach or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Larnach the balance of his base salary and contractual benefits for the remaining term of the agreement.

In addition to his salary, Mr. Larnach is also entitled to a car allowance of £800 per month (or a company car up to a value of £35,000), contributions by his employer to a personal pension plan of 6% of salary and private healthcare benefits of £780 per annum. Mr. Larnach is eligible for an annual discretionary bonus equal to 25% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Transition Agreements

Christopher Lindop

We previously entered into an employment agreement with Christopher Lindop dated February 9, 2017 that set forth the terms and conditions under which Mr. Lindop served as our Chief Financial Officer.

On January 3, 2020, we entered into a Transition, Separation and Consultancy Agreement with Mr. Lindop in connection with his retirement, pursuant to which, in recognition of Mr. Lindop’s service to us and for providing the services of Chief Financial Officer through February 5, 2020 and Executive Vice President through his retirement date of May 31, 2020, Mr. Lindop received a single cash payment of $420,000 (equal to 12 months base salary). In addition, the agreement provides that all unvested options held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest and become exercisable on their regular scheduled vesting dates. All other unvested options were forfeited and all vested options remain exercisable until May 31, 2021. Furthermore, all unvested RSUs held by Mr. Lindop that were scheduled to vest within 12 months following his retirement date remain outstanding and vest on their regular scheduled vesting dates. All other unvested RSUs were forfeited.

Roland Boyd

We previously entered into an employment agreement with Roland Boyd dated August 14, 2012 that set forth the terms and conditions under which Mr. Boyd served as our Group Financial Controller and Treasurer.

On December 10, 2019, we entered into a transition agreement, pursuant to which, in recognition of Mr. Boyd’s service to us, and in consideration for providing the services of Group Financial Controller and Treasurer through his retirement date of December 31, 2019, Mr. Boyd received £213,000 (equal to twelve months base salary) plus a prorated portion of his fiscal year 2020 bonus.

In addition, the agreement provides that all unvested options to acquire our ordinary shares held by Mr. Boyd that are scheduled to vest within 12 months following the retirement date remain outstanding and vest and become exercisable on their regularly scheduled vesting dates after Mr. Boyd’s retirement.  All other unvested options were forfeited; and all vested options remain exercisable until December 31, 2020. Furthermore, all unvested RSUs that were scheduled to vest within 12 months following the retirement date remain outstanding and vest on their regularly scheduled vesting dates after the retirement date.  All other unvested RSUs were forfeited.

Mr. Boyd has also agreed to provide consulting services to us to support any special projects that may arise during the 12 months after the retirement date, for which services Mr. Boyd will be paid £1,300 per day plus reasonable out of pocket expenses.

Change in Control Agreements

We have entered into a change of control agreement, or CIC Agreement, with the following executive officers: Edward Farrell, Jeremy Stackawitz, Peter Buhler and Ernest Larnach. In addition, we previously entered into CIC Agreements with our former executive officers Christopher Lindop and Roland Boyd. The purpose of the CIC Agreements is to establish certain protections for certain of our officers upon a qualifying termination of their employment in connection with a change of control of us.

Each CIC Agreement provides that, if we terminate the executive’s employment without “Cause” (as defined in the CIC Agreement) or the executive terminates his employment for “Good Reason” (as defined in the CIC Agreement) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the CIC Agreement), then, subject to the executive signing and not revoking a release and waiver of claims, the executive will receive a lump sum payment of the following:

•

any accrued obligations owed to the executive, which include: (i) any of the executive’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of the executive’s termination of employment, which remains unpaid; and (iii) any expense reimbursement due to the executive on or prior to the date of termination which remains unpaid to the executive; and

•

a cash payment equal to 150% of the sum of the executive’s base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in the executive’s annual base salary that may constitute “Good Reason” under the CIC Agreement.

Each CIC Agreement, with the exception of the CIC Agreements with Mr. Lindop and Mr. Boyd which have expired, expires on the third anniversary of the agreement and will automatically renew for successive one year terms unless the Board provides written notice of expiration of the CIC Agreement at least 90 days prior to the three year anniversary of the agreement or the further applicable anniversary thereof.

Equity and Incentive Plans

Our shareholders and Board previously adopted the Enterprise Management Plan, or the 2012 Plan. In connection with the completion of our initial public offering in April 2014, we adopted the 2014 Stock Incentive Plan, and in October 2016 and in October 2018, our shareholders approved amendments and restatements of this plan at our annual general meetings of shareholders in 2016 and 2018, respectively. We refer to this plan, as so amended and restated, as the 2014 Plan.

The following table presents certain information about our equity compensation plans as of March 31, 2020:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
Equity compensation plans approved by shareholders	2,467,399	$5.79	299,777
Equity compensation plans not approved by shareholders(1)	75,000	$2.52	—

(1)

On February 5, 2020, in connection with the appointment of Mr. Peter Buhler as our Chief Financial Officer, we granted Mr. Buhler 50,000 RSUs and 25,000 options to purchase ordinary shares at an exercise price of $7.57 per share. The grants, which were issued outside of our 2014 Stock Incentive Plan, were approved by our Board and the remuneration committee of our Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that was material to Mr. Buhler’s entering into employment with our company. The RSUs and the options vest in three equal installments on each first, second and third anniversary of the grant date. The options have a term of ten years and will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Buhler’s employment is terminated, any RSUs or options not vested shall be forfeited upon termination.

As of March 31, 2020, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding share options and number of shares remaining available for future issuance under the 2012 Plan and the 2014 Plan is set forth in the table below. Our Board has determined not to make any further awards under the 2012 Plan.

Name of Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
2012 Plan	300,751	$1.90	100,038
2014 Plan(1)	2,166,648	$6.33	299,777

(1)	Outstanding awards comprise 644,347 RSUs and 1,522,301 options.

On April 1, 2020 the number of shares reserved for issuance by the 2014 Plan increased by 200,000 shares.

The following description of each of our share incentive plans is qualified by reference to the full text of those plans, which are incorporated by reference as exhibits to our Annual Report on Form 10-K.

2012 Plan

We adopted the Enterprise Management Plan, or the 2012 Plan, to enhance our ability to attract, retain and motivate employees expected to make important contributions to our company by providing them with equity ownership opportunities and performance-based incentives. All of our employees were eligible to be granted share options under the 2012 Plan. The 2012 Plan was administered by our Board. Subject to certain conditions, the 2012 Plan permits grants of enterprise management incentive options, or EMI options, under the terms of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 (or ITEPA) for UK-based employees.

Share options granted pursuant to the 2012 Plan may be exercised upon the occurrence of certain events, including among other events, (i) in a sale of any shares of our share capital, which confers more than 50% of the total voting rights of all our issued shares; (ii) in the sale of all or substantially all of the undertakings of our company and our subsidiaries, and (iii) in the event of a listing of our shares on any “Recognized Investment Exchange” as defined in Section 841(a) of the Corporation Taxes Act 2009. In the event our shares are listed, an option may be exercised, in three equal installments, on the first, second and third anniversaries of the date of the grant. Options must be exercised during an employee’s term of employment or service or within 40 days of termination of employment or service (or within one year in the case of termination on account of a participant’s death). The options lapse after specified periods upon the occurrence of applicable events, including, forty days after (i) the sale of any shares of our share capital which confers more than 50% of the total voting rights of all our issued shares or (ii) the sale of all or substantially all of the undertakings of our company and our subsidiaries.

The maximum term of an option award is ten years.

Each option grant was documented through an option agreement. The exercise price per share of all options was determined by our Board at the time of the grant.

Awards are non-transferable and our Board retains discretion to amend, modify or terminate any outstanding award. Awards may be accelerated to become immediately exercisable in full or in part upon approval of our Board.

In the event of certain changes in our capitalization, the number of shares available for issuance under the 2012 Plan, as well as the exercise price per share of each outstanding option, may be appropriately adjusted by our Board. The 2012 Plan provides for certain exchange rights in the event of change in control and provides for conditional exercise in connection with a court-ordered reorganization of our company or our amalgamation with any other company or companies.

As of March 31, 2020, under the plan there were 300,751 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $1.90 per ordinary share.

Certain of our prior filings with the SEC referred to the 2012 Plan as the 2013 Plan.  In this proxy statement, we refer to the 2012 Plan as such because the first awards granted thereunder occurred in 2012.

2014 Plan

Our Board and our shareholders have approved the 2014 Plan. The 2014 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 3,970,205 ordinary shares for issuance under the 2014 Plan, which includes 2,800,000 ordinary shares reserved for issuance pursuant to the terms of the 2014 Plan, as amended, and 1,170,205 ordinary shares reserved for issuance as a result of automatic annual increases through April 1, 2020, as discussed further below.  This number is subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding options or stock appreciation rights, or SARs, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the 2014 Plan.

The number of ordinary shares reserved for issuance will automatically increase on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 1% of the total number of our ordinary shares outstanding on March 31 of the preceding year, 200,000 shares or such smaller amount as determined by our Board. As at April 1, 2020, an additional 1,170,205 ordinary shares have been reserved for issuance under the 2014 Plan as a result of automatic increases. The maximum number of shares that may be issued upon the exercise of incentive share options under the 2014 Plan is 4,300,000 shares.

The 2014 Plan permits us to make grants of (i) incentive share options pursuant to Section 422 of the Code and (ii) non-qualified share options. Incentive share options may only be issued to our employees. Non-qualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the 2014 Plan are made pursuant to a written option agreement.

The 2014 Plan permits us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our company). Restricted shares issued under the 2014 Plan is sold or granted pursuant to a written restricted shares purchase agreement.

The 2014 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. SAR grants under the 2014 Plan are made pursuant to a written SAR agreement.

Further, the 2014 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2014 Plan are made pursuant to a written RSU agreement.

As of March 31, 2020, 399 employees and eight directors were eligible to participate in the 2014 Plan.

The 2014 Plan is administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our Board may from time to time alter, amend, suspend or terminate the 2014 Plan in such respects as our Board of Directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the 2014 Plan after April 24, 2024.

As of March 31, 2020, there were 1,522,301 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $8.87 per ordinary share and 644,347 RSUs outstanding under the plan.

At our Annual Meeting, shareholders will be asked to approve the Third Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee.  For additional information, see “Approval of the Third Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares, and (b) modify the "evergreen" provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2021 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee”.

Share Ownership Guidelines

At its July 30, 2015 Board meeting, the Company adopted guidelines to encourage ownership of shares of the Company by directors and named executive officers. Under these guidelines, directors and named executive officers have five years from the adoption of the guidelines (or if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target as follows:

Award	Ownership Target: Base Salary Multiple
Non-Employee Directors	Share value equal to or greater than three times annual retainer
CEO	Share value equal to or greater than six times base salary
Named executive officers (other than CEO)	Share value equal to or greater than two times base salary

Shares that count toward satisfaction of the ownership targets include:

•	Shares directly owned – individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon exercise of share options);
•	Vested restricted shares, restricted share units or deferred share units; and
•	“In the money” vested share options.

Shares that do not count towards the ownership targets include:

•	Unvested share options, restricted shares, restricted share units or deferred share units;
•	“Out of the money” vested share options; and
•	Performance restricted shares or performance equity units not yet vested.

Rule 10b5-1 Plans

On February 24, 2020, Jeremy Stackawitz entered into a share trading plan for personal investment diversification and planning purposes. The plan, which expired on June 15, 2020, covered the sale of up to 11,000 of our ordinary shares upon the vesting of RSUs on May 24, 2020. Transactions under the plan were disclosed publicly through Form 144 and Form 4 filings with the SEC.

On February 25, 2020, Edward Farrell entered into a share trading plan for personal investment diversification and planning purposes. The plan, which expired on June 15, 2020, covered the sale of up to 12,811 of our ordinary shares upon the vesting of RSUs on May 24, 2020. Transactions under the plan were disclosed publicly through Form 144 and Form 4 filings with the SEC.

The plans were adopted in accordance with guidelines specified under Rule 10b5-1 under the Exchange Act, and our policies regarding share transactions. Rule 10b5-1 permits individuals who are not in possession of material non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company shares.

Defined Contribution Pension Plan and Insured Pension Plan

We operate a defined contribution pension plan for our employees. No executive officers (other than Edward Farrell) and no directors participate in this plan. The assets of the plan are held separately from us in an independently administered fund. Pension costs during the years ended March 31, 2020, 2019 and 2018 amounted to $788,000, $750,000 and $1,197,000 respectively.

In addition, we operate an insured pension plan in Switzerland for our Swiss employees.  The cost of this pension plan in the year ended March 31, 2020 was $2,022,000.  Mr. Walt participates in this plan in order to comply with Swiss employment regulations and Mr. Buhler began participating in the plan in February 2020. Further details can be found in the notes to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2020.

Hedging Policy

Our insider trading policy prohibits our employees and directors from hedging the value of our securities, or engaging in hedging or similarly speculative transactions with respect to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee currently consists of Messrs. Bologna, Hallsworth, and Shroff, with Mr. Hallsworth serving as chairman of the committee. Our Board has determined that Messrs. Hallsworth, Bologna, Shroff meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq.  Mr. Bologna will not stand for re-election at the Annual Meeting.

The audit committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the audit committee is available on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

The audit committee selects, evaluates and, where deemed appropriate, replaces Quotient’s independent registered public accountants. The audit committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for Quotient’s internal controls and the financial reporting process. Quotient’s independent registered public accountants are responsible for performing an audit of Quotient’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed Quotient’s audited financial statements for the fiscal year ended March 31, 2020 and has met and held discussions with management and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accountants. Management represented to the audit committee that Quotient’s consolidated financial statements for fiscal 2020 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee discussed the consolidated financial statements with E&Y. The audit committee also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission.

The audit committee received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Ys communications with the audit committee concerning its independence, and the audit committee discussed with E&Y the accounting firm’s independence.

Based upon the audit committee’s discussions with management and E&Y and the audit committee’s review of the representation of management and the report of E&Y to the audit committee, the audit committee recommended to the Board that the audited consolidated financial statements be included in Quotient’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC.

The audit committee also considered whether non-audit services provided by E&Y were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Frederick Hallsworth, Chair Thomas Bologna Zubeen Shroff

Independent Registered Public Accountants’ Fees

Review of the Company’s Audited Financial Statements for the Fiscal Years ended March 31, 2020 and 2019

The audit committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the audit committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our audit committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The audit committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full audit committee at its next regular meeting.

The table below sets forth the fees paid to Ernst & Young LLP over the past two years in connection with its work for us. All such audit, audit-related and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP for the fiscal years ended March 31, 2020 and 2019 were as follows:

Fees	2020	2019
Audit fees (1)	$710,180	$316,000
Audit-related fees (2)	142,560	132,000
Tax fees	—	10,140
All Other Fees (3)	132,000	113,000
Total fees	$984,740	$571,140

(1)	Fees billed for audit services in 2020 and 2019 consisted of audit of our annual financial statements, statutory audits; and services related to SEC matters.
(2)	Audit- related fees in 2020 and 2019 consisted of reviews of quarterly financial statements in the Company’s Quarterly Reports on Form 10-Q.
(3)	Other fees billed in 2020 and 2019 mainly related to services related to the public offerings of shares that we completed on December 11, 2018 and November 12, 2019.

APPOINTMENT OF AND PAYMENT TO AUDITORS (RESOLUTION 12)

The audit committee of our Board has appointed Ernst & Young LLP as our auditors. As required by law, shareholders are requested to re-appoint Ernst & Young LLP as the Company’s auditors for the period ending with the annual general meeting of the Company to be held in 2021. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2021.

A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of July 22, 2020 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•	each of our directors and director nominees;
•	each of our executive officers; and
•	all directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of July 22, 2020. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares held by that person.

Ordinary shares that a person has the right to acquire within 60 days of July 22, 2020 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The beneficial ownership percentage of each shareholder is calculated on the basis of 80,606,822 ordinary shares outstanding as of July 22, 2020.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Quotient Limited, 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Name and address of beneficial owner	Number of ordinary shares beneficially owned	Percentage of ordinary shares beneficially owned
5% shareholders:
Galen Partners (1)	7,329,074	9.1%
Polar Capital LLP (2)	7,257,319	9.0%
Perceptive Advisors LLC (3)	13,289,054	16.5%
Highbridge Capital Management, LLC (4)	4,204,202	5.2%
Executive officers, directors and director nominees:
Franz Walt (5)	523,253	*
Jeremy Stackawitz (6)	285,426	*
Edward Farrell (7)	304,013	*
Christopher Lindop (8)	501,647
Peter Buhler (9)	10,000	*
Ernest Larnach (10)	4,733	*
Heino von Prondzynski (11)	273,545	*
Thomas Bologna (12)	215,078	*
Frederick Hallsworth (13)	156,103	*
Brian McDonough (14)	173,466	*
Sarah O'Connor (15)	95,395	*
Zubeen Shroff (16)	7,418,473	9.2%
John Wilkerson (17)	7,403,591	9.2%
Isabelle Buckle	-	*
Catherine Larue	-	*
All executive officers, directors and director nominees as a group	10,035,649	12.3%

*	Denotes less than 1%.
(1)

The business address of Galen Partners is 680 Washington Blvd., Stamford, CT 06901. Includes 6,613,590 ordinary shares held of record by Galen Partners V LP, 564,780 ordinary shares held of record by Galen Partners International V LP, and 150,704 ordinary shares held of record by Galen Management, LLC (collectively, “Galen Partners”). John Wilkerson, David Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen Partners.

(2)	Information based solely on a Schedule 13G filed with the SEC on February 14, 2020 by Polar Capital LLP. The business address of Polar Capital LLP is 16 Palace Street, London SW1E 5JD.
(3)

Information based solely on a Schedule 13G filed with the SEC on February 14, 2020 by Perceptive Advisors LLC. The business address of Perceptive Advisors LLC is 51 Astor Place 10th Floor, New York, NY 10003.

(4)

Information based solely on a Schedule 13G filed with the SEC on March 30, 2020 by Highbridge Capital Management, LLC. The business address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172.

(5)	Comprises 330,811 ordinary shares, 22,935 RSUs and 169,507 share options held of record by Mr. Walt.
(6)	Comprises 142,926 ordinary shares and 142,500 share options held of record by Mr. Stackawitz.
(7)	Comprises 29,013 ordinary shares and 275,000 share options held of record by Mr. Farrell.
(8)	Comprises 376,647 ordinary shares and 125,000 share options held of record by Mr. Lindop.
(9)	Comprises 10,000 ordinary shares held of record by Mr. Buhler.
(10)	Comprises 4,733 ordinary shares held of record by Mr. Larnach.
(11)	Comprises 248,948 ordinary shares, 5,170 RSUs and 19,427 share options held of record by Mr. von Prondzynski.
(12)	Comprises 181,190 ordinary shares, 3,856 RSUs and 30,032 share options held of record by Mr. Bologna.
(13)	Comprises 3,150 ordinary shares held by Mr. Hallsworth and 94,349 ordinary shares, 3,856 RSUs and 54,748 share options held of record by Mr. Hallsworth.
(14)	Comprises 53,040 ordinary shares held by the McDonough-McGuire Joint Revocable Trust and 40,009 ordinary shares, 3,856 RSUs and 76,561 share options held of record by Mr. McDonough.
(15)	Comprises 54,207 ordinary shares, 3,856 RSUs and 37,332 share options held of record by Ms. O’Connor.
(16)

Comprises the ordinary shares identified in footnote 1 and 50,809 ordinary shares, 3,856 RSUs and 34,734 options held of record by Mr. Shroff.  Mr. Shroff disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

(17)

Comprises the ordinary shares identified in footnote 1 and 37,427 ordinary shares, 3,856 RSUs and 33,234 options held of record by Mr. Wilkerson.  Mr. Wilkerson disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

OTHER INFORMATION

Quotient Mailing Address

The mailing address of our principal executive offices is: Quotient Limited, B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

Shareholder Proposals for the 2021 Annual Meeting

In accordance with rules of the SEC, all proposals of shareholders that are requested to be included in Quotient’s Proxy Statement for the 2021 Annual General Meeting of Shareholders must be received by Viviane Montarnal, our Head of Legal & Compliance (care of Quotient Suisse SA, Business Park Terre Bonne B1, Route de Crassier 13, 1262 Eysins (Switzerland)), on or before May 11, 2021 (120 days before the one-year anniversary of the expected mailing date).

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors (if any) before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended March 31, 2020 will be presented to the shareholders at the Annual Meeting.

Delinquent Section - 16(a) Reports

All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 officers complied with all of their applicable Section 16(a) filing requirements.

Householding

Only one copy of each of our Notice of Availability or our proxy materials, as applicable, has been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household our Notice of Availability or proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Notice of Availability or proxy materials to any shareholder at the same address. If you wish to receive separate copies of the Notice of Availability or proxy materials, or if you do not wish to participate in householding in the future, you may write to  Ernest Larnach, our Head of Financial Accounting and Treasury, at Quotient Limited, 5 James Hamilton Way, Milton Bridge, Penicuik, Midlothian, EH26 0BF, United Kingdom or call 011-44-0131-292-0443. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Notice of Availability or proxy materials may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

EXHIBIT A

QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

As adopted on March 31, 2014, amended and restated on October 28, 2016, further amended and restated on October 31, 2018, and further amended and restated on [•], 2020

WHEREAS, on April 3, 2014, the shareholders of the Company approved the adoption of the 2014 Stock Incentive Plan (the "2014 Plan"), which provided for an initial limit of 1,500,000 Ordinary Shares in terms of the number of Ordinary Shares authorized for issuance (the "Original Initial Limit") and 3,000,000 in terms of the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options.

WHEREAS, on October 28, 2016, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Amended and Restated 2014 Stock Incentive Plan (the "Amended and Restated 2014 Plan"), which reflected amendments to the 2014 Plan to increase by 750,000 both the Original Initial Limit (the "Amended and Restated Original Limit") and the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options.

WHEREAS, pursuant to Section 4.1 of each of the 2014 Plan and the Amended Restated 2014 Plan, on April 1 of each year from 2015 through 2020, the number of Ordinary Shares authorized for issuance under the 2014 Plan and the Amended and Restated 2014 Plan automatically increased by an aggregate of 1,170,205 additional Ordinary Shares (comprised of 170,205 additional Ordinary Shares that were authorized on April 1, 2015, 200,000 additional Ordinary Shares that were authorized on April 1, 2016, 200,000 additional Ordinary Shares that were authorized on April 1, 2017, 200,000 additional Ordinary Shares that were authorized for issuance on April 1, 2018, 200,000 additional Ordinary Shares that were authorized on April 1, 2019, and 200,000 additional Ordinary Shares that were authorized for issuance on April 1, 2020) (collectively, the "Prior Evergreen Increases to the Initial Limit").

WHEREAS, on October 31, 2018, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Second Amended and Restated 2014 Stock Incentive Plan, which reflected amendments to the Amended and Restated 2014 Plan to increase by 550,000 both the Amended and Restated Original Limit and the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options.

WHEREAS, on [•], 2020, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Third Amended and Restated 2014 Stock Incentive Plan (the "Plan"), which reflected amendments to the Second Amended and Restated 2014 Plan to increase by 750,000 both the Second Amended and Restated Initial Limit and the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options and to modify the "evergreen" provision so that, on April 1, 2021, and each April 1 thereafter until April 1, 2023, the number of Ordinary Shares reserved and available for issuance under the Plan shall be increased by three quarters of one percent (0.75%) of the number of Ordinary Shares issued and outstanding on the immediately preceding March 31 or such lesser number of Ordinary Shares as determined by the Administrator.

ARTICLE 1.

PURPOSES OF THE PLAN

1.1Purposes.

The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS AND INTERPRETATION

For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1Administrator.  "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2Affiliated Company.  "Affiliated Company" means: with respect to Incentive Options, any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and with respect to Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights, any entity described in paragraph (a) of this Section 2.2, plus any other company, corporation, limited liability company ("LLC"), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3Amended and Restated 2014 Plan.  "Amended and Restated 2014 Plan" means the Amended and Restated 2014 Stock Incentive Plan of the Company.

2.4Base Price.  "Base Price" means the price per Ordinary Share for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon exercise thereof.

2.5Board.  "Board" means the Board of Directors of the Company.

2.6Cause.  "Cause" means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (v) such Participant's gross misconduct.

2.7Change in Control.  "Change in Control" means:

(a)The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company's securities or any financing transaction or series of financing transactions;

(b)A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d)The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

Notwithstanding the foregoing, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Change in Control would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such transaction will not be deemed a Change in Control.

2.8Code.  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

2.9Committee.  "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1.

2.10Company.  "Company" means Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands, with registered number 109886, or any entity that is a successor to the Company.

2.11Continuous Service.  Unless otherwise provided in the Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, the terms of which may be different from the following, "Continuous Service" means (a) Participant's employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant's term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a Consultant or other Service Provider.  Notwithstanding the foregoing, if (i) a termination, leave of absence, resignation, expiration or other cessation of engagement or employment does not qualify as a separation from service from the Company within the meaning of Section 409A of the Code and (ii) treating such termination, leave of absence, resignation, expiration or other cessation of engagement or employment as a termination of Continuous Service would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code or Section 457A of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such termination, leave of absence, resignation, expiration or other cessation of engagement or employment will not be deemed a termination of Continuous Service.

2.12Disability.  "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.  The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.13Effective Date.  "Effective Date" means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.14Exchange Act.  "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

2.15Exercise Price.  "Exercise Price" means the subscription price per Ordinary Share (as applicable) payable by the Optionee to the Company upon exercise of an Option.

2.16Fair Market Value.  "Fair Market Value" on any given date means the value of one Ordinary Share, determined as follows:

(a)If the Ordinary Shares are then listed or admitted to trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Ordinary Shares are then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Ordinary Shares on The NASDAQ Stock Market or such exchange on the next preceding day on which a closing sale price is reported.

(b)If the Ordinary Shares are not then listed or admitted to trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Ordinary Shares in the over the counter market on the date of valuation.

(c)If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.17FINRA Dealer.  "FINRA Dealer" means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.18Incentive Option.  "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

2.19Incentive Option Agreement.  "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

2.20Insider Trading Policy.  "Insider Trading Policy" means the insider trading policy of the Company, as adopted by the Board and then in effect.

2.21New Incentives.  "New Incentives" shall have the meaning set forth in Section 10.1(b) hereof.

2.22Nonqualified Option.  "Nonqualified Option" means any Option that is not an Incentive Option.  To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.8 below, it shall to that extent constitute a Nonqualified Option.

2.23Nonqualified Option Agreement.  "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

2.24Option.  "Option" means any option to subscribe for or purchase Ordinary Shares granted pursuant to this Plan.

2.25Option Agreement.  "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.26Optionee.  "Optionee" means any Participant who holds an Option.

2.27Ordinary Shares.  "Ordinary Shares" means the ordinary shares of no par value in the capital of the Company and "share of Common Stock" and "shares of Common Stock" mean any one or more of such shares (as the context may require), in each case subject to adjustment pursuant to Section 4.2.

2.28Participant.  "Participant" means an individual or entity that holds Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights under this Plan.

2.29Performance Criteria.  "Performance Criteria" means the criteria that the Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan and may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

2.30Plan.  "Plan" means this Second Amended and Restated 2014 Stock Incentive Plan of the Company.

2.31Prior Evergreen Increases to the Initial Limit. "Prior Increases to the Initial Limit" means one million one hundred seventy thousand two hundred five (1,170,205) Ordinary Shares.

2.32Purchase Price.  "Purchase Price" means the subscription or purchase price (as applicable) per share of Restricted Stock or share underlying a Restricted Stock Unit.

2.33Restricted Stock.  "Restricted Stock" means Ordinary Shares issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.34Restricted Stock Agreement.  "Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock under the Plan.

2.35Restricted Stock Unit.  "Restricted Stock Unit" means a right to receive Ordinary Shares or an amount equal to the Fair Market Value of the underlying Ordinary Shares pursuant to Article 8 hereof, subject to any restrictions and conditions as are established pursuant to such Article 8.

2.36Restricted Stock Unit Agreement.  "Restricted Stock Unit Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock Unit under the Plan.

2.37Securities Act.  "Securities Act" means the United States Securities Act of 1933, as amended.

2.38Service Provider.  "Service Provider" means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.39Shares.  "shares" includes Ordinary Shares.

2.40Shareholder.  "shareholder" includes a "member" within the meaning given to such term by the Articles of Association of the Company at the relevant time.

2.41Stock.  "stock" includes Ordinary Shares.

2.42Stock Appreciation Right.  "Stock Appreciation Right" means a right issued pursuant to Article 7, subject to any restrictions and conditions as are established pursuant to Article 7, that is designated as a Stock Appreciation Right.

2.43Stock Appreciation Right Agreement.  "Stock Appreciation Right Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Stock Appreciation Rights under the Plan.

2.4410% Shareholder.  "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

2.45Third Amended and Restated Initial Limit.  "Third Amended and Restated Initial Limit" means three million five hundred fifty thousand (3,550,000) Ordinary Shares.

2.462014 Plan. "2014 Plan" means the 2014 Stock Incentive Plan of the Company.

2.47United States.  "United States" means the United States of America and (as the context requires) and State of the United States of America.

2.48In this Plan, unless the context otherwise requires:

(a)references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships, and references to a company or a corporation are to a body corporate wherever incorporated;

(b)the headings are inserted for convenience only and shall not affect the construction of this Plan;

(c)the singular shall include the plural and vice versa and references to one gender include all genders;

(d)references to Sections, paragraphs and Exhibits are to sections and paragraphs of sections of and exhibits to this Plan;

(e)general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(f)any reference to an enactment, statutory provision or treaty is a reference to it as it may have been amended, modified, consolidated or re‑enacted as at the date of this Plan and shall include any orders and regulations made pursuant thereto;

(g)references to any Jersey legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than Jersey, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Jersey legal term;

(h)references to United States statutes, ordinances, regulations or any other instruments having the force of law therein shall be interpreted as if the Company was incorporated in the United States and subject to such provisions, to the extent the same does not contravene any laws of Jersey or the United States;

(i)where pursuant to this Plan the Company is said to be authorised or empowered to exercise any authorities, discretions or powers pursuant to any United States statutes, ordinances, regulations or any other instruments, the Company shall also be authorised and empowered to exercise any similar or analogous authorities, discretions or powers pursuant to the laws of Jersey;

(j)any references to this Plan to a legal remedy or legal concept under United States law shall be construed as the legal remedy or legal concept under Jersey law which most closely reflects the same; and

(k)references to time are to the time in New York.

The Exhibits shall form part of this plan.

ARTICLE 3.

ELIGIBILITY

3.1Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2Nonqualified Options; Restricted Stock; Restricted Stock Units; and Stock Appreciation Rights.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights under the Plan.

3.3Performance Goals

(a)Performance Thresholds.  The performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(b)Adjustments.  Unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan in recognition of unusual or non recurring events affecting the Company or an Affiliated Company or the financial statements of the Company or an Affiliated Company and may provide for objectively determinable adjustments to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principles, applicable laws or regulations, (iv) related to discontinued operations that do not qualify as a segment of a business, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

3.4Deferrals.  To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Right may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made only in accordance with Section 409A of the Code, and only if the Committee determines in good faith that the deferral is permissible under Section 457A of the Code.  Consistent with Sections 409A and 457A of the Code, the Administrator may provide for distributions while a Participant is providing Continuous Service to the Company.

ARTICLE 4.

PLAN SHARES

4.1Shares Subject to the Plan.  As of [•], 2020, the maximum number of Ordinary Shares reserved and available for issuance under this Plan shall initially be equal to the sum of (i) the Third Amended and Restated Initial Limit and (ii) the Prior Evergreen Increases to the Initial Limit, subject to adjustment as to the number and kind of shares pursuant to Section 4.2, plus on April 1, 2021, and each April 1 thereafter until April 1, 2023, the number of Ordinary Shares reserved and available for issuance under the Plan shall be increased by three quarters of one percent (0.75%) of the number of Ordinary Shares issued and outstanding on the immediately preceding March 31, or such lesser number of Ordinary Shares as determined by the Administrator.  Subject to such overall limitation, the maximum aggregate number of Ordinary Shares that may be issued in the form of Incentive Options shall not exceed the lesser (x) of the sum of (i) the Third Amended and Restated Initial Limit and (ii) the Prior Evergreen Increases to the Initial Limit, cumulatively increased as provided in the foregoing sentence or (y) 5,050,000 shares, in each case subject to adjustment as provided in Section 4.2.  For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any Ordinary Shares are reacquired by the Company pursuant to an Option Agreement, other than Ordinary Shares surrendered for purposes of payment of the Exercise Price or applied or delivered in satisfaction of a tax withholding obligation, or (c) all or any portion of any Restricted Stock or Restricted Stock Unit granted under the Plan is forfeited or can no longer under any circumstances vest, then the Ordinary Shares allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units or the Ordinary Shares so reacquired shall again be available for grant or issuance under the Plan.  To the extent a Stock Appreciation Right (or portion thereof) is settled in cash as provided in Section 7.6, such Stock Appreciation Right (or portion thereof) shall be deemed to reduce the number of Ordinary Shares available for grant or issuance under the Plan.  The shares available for issuance under the Plan may be unissued Ordinary Shares or Ordinary Shares reacquired by the Company by way of repurchase or redemption.

4.2Changes in Capital Structure.  In the event that the outstanding Ordinary Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split (consolidation), reclassification or redesignation, stock dividend (bonus issue), or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1Grant of Stock Options.  The Administrator (or pursuant to Section 9.2, an officer of the Company) shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

5.2Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option.  As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted.  Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each Option Agreement may be different from each other Option Agreement.

5.3Exercise Price.  The Exercise Price per Ordinary Share covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.  However, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424 of the Code.

5.4Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check (cheque); (c) provided that a public market for the Ordinary Shares exists, a "same day sale" commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

5.5Term and Termination of Options.  The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.  An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6Date of Grant.  The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Options, unless a later date is otherwise specified by the Administrator.  The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.7Vesting and Exercise of Options.

(a)Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

(b)Except as otherwise provided in the Option Agreement, following the termination of the Participant's Continuous Service (i) due to Disability, Incentive Options held by such Optionee on the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within one year of the date of termination (but in no event after the Expiration Date) (ii) due to death, Incentive Options held by such Optionee on the date of death (to the extent then exercisable) may be exercised in whole or in part by the Optionee's heirs or estate at any time prior to the final expiration of the Incentive Option, as set forth in the applicable Stock Option Agreement.

5.8Annual Limit on Incentive Options.  To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.9Nontransferability of Options.  Except as otherwise provided in this Section 5.9, (a) Incentive Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, (b) Nonqualified Options shall not be assignable or transferable except by will, the laws of succession, bankruptcy, descent and distribution or pursuant to a domestic relations order or other equivalent order entered by a court in settlement of marital property rights, and (c) during the life of the Optionee, Options shall be exercisable only by the Optionee.  At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more "family members," which is not a "prohibited transfer for value," provided that (a) the Optionee (or such Optionee's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (b) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the "family member" or "family members" and their relationship to the Optionee, and (c) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator.  For purposes of the foregoing, the terms "family members" and "prohibited transfer for value" have the meaning ascribed to them in the General Instructions to Form S‑8 (or any successor form) promulgated under the Securities Act.

5.10Non‑Employee Directors.

(a)[Reserved]

(b)Each non‑employee director shall be granted Options issued immediately following the annual general meeting with value and vesting dates consistent with the then current non-employee director compensation program in place at the date of grant, based on the Fair Market Value of the Ordinary Shares at the date of grant (the "Annual Nonqualified Option Grant").  To the extent a non‑employee director commences service on the Board on a date other than the date of an annual meeting of shareholders, the Annual Nonqualified Option Grant shall be pro‑rated based upon the number of full months of service on the Board prior to such annual meeting of shareholders (up to a maximum of twelve (12) months), divided by twelve (12).  The exercise price of the Nonqualified Options described in this Section 5.10(b) shall be at Fair Market Value on the date of grant.

5.11Rights as a Shareholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised in accordance with the terms of the relevant Option Agreement.

5.12Unvested Shares.  The Administrator shall have the discretion to grant Options that are exercisable for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

5.13Notice of Disqualifying Disposition of Incentive Option Shares.  If a Participant sells or otherwise disposes of any of the Ordinary Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (i) the date two (2) years after the date of grant of such Incentive Option, or (ii) the date one (1) year after the date of exercise of such Incentive Option, such Participant shall immediately notify the Company in writing of such disposition.

5.14Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 5 to the contrary, to the extent that any Option is subject to Code Section 409A or Code Section 457A, the Option is intended to be structured to satisfy the requirements of Code Section 409A or Code Section 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 6.

RESTRICTED STOCK

6.1Issuance and Sale of Restricted Stock.  The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.  The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator.

6.2Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the applicable Restricted Stock Agreement.  Each Restricted Stock Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

6.3Payment of Purchase Price.  Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check (cheque); (c) the Participant's promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

6.4Vesting of Restricted Stock.  Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

6.5Rights as a Shareholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a shareholder with respect to Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions set forth in the relevant Restricted Stock Agreement.

6.6Dividends.  If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.7Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1Grants of Stock Appreciation Rights.  The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

7.2Stock Appreciation Right Agreements.  A Participant shall have no rights with respect to the Stock Appreciation Rights covered by a Stock Appreciation Right Agreement until the Participant has executed and delivered to the Company the applicable Stock Appreciation Right Agreement.  Each Stock Appreciation Right Agreement shall be in such form, and shall set forth the Base Price and such other terms, conditions and restrictions of the Stock Appreciation Right Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each such Stock Appreciation Right Agreement may be different from each other Stock Appreciation Right Agreement.

7.3Base Price.  The Base Price per Ordinary Share covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted.  However, a Stock Appreciation Right may be granted with a Base Price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

7.4Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

7.5Vesting and Exercise of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives as shall be determined by the Administrator.

7.6Amount, Form and Timing of Settlement.  Upon exercise of a Stock Appreciation Right, the Participant who holds such Stock Appreciation Right will be entitled to receive payment from the Company in an amount equal to the product of (a) the difference between the Fair Market Value of an Ordinary Share on the date of exercise over the Base Price per Ordinary Share covered by such Stock Appreciation Right and (b) the number of Ordinary Shares with respect to which such Stock Appreciation Right is being exercised.  Payment in respect thereof will be made no later than thirty (30) days after such exercise, provided that such payment will be made in a manner such that no amount of compensation will be treated as deferred under Treasury Regulation Section 1.409A-1(b)(5)(i)(D) or Section 457A of the Code.  Such payment may, in the discretion of the Administrator, be in cash, Ordinary Shares of equivalent Fair Market Value as of the date of exercise, or a combination of both, except as specifically provided in the Stock Appreciation Right Agreement.

7.7Rights as a Shareholder.  Holders of Stock Appreciation Rights shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Stock Appreciation Rights, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Stock Appreciation Rights Agreement.

7.8Restrictions.  Stock Appreciation Rights may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Stock Appreciation Right Agreement or as authorized by the Administrator.

7.9Unvested Shares.  The Administrator shall have the discretion to grant Stock Appreciation Rights that may be exercised or settled for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

7.10Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 7 to the contrary, to the extent that any award of Stock Appreciation Rights is subject to Code Section 409A or Code Section 457A, such award of Stock Appreciation Rights is intended to be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 8.

RESTRICTED STOCK UNITS

8.1Grants of Restricted Stock Units.  The Administrator shall have the right to grant pursuant to this Plan, Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.  The Purchase Price of Restricted Stock Unit (which may be zero) shall be determined by the Administrator.

8.2Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Agreement.  Each Restricted Stock Unit Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock Unit Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each such Restricted Stock Unit Agreement may be different from each other Restricted Stock Unit Agreement.

8.3Payment of Purchase Price.  Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check (cheque); (c) the Participant's promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

8.4Vesting of Restricted Stock Units.  The Restricted Stock Units shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

8.5Rights as a Shareholder.  Holders of Restricted Stock Units shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Restricted Stock Units, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Restricted Stock Unit Agreement.  Notwithstanding the foregoing, the Restricted Stock Unit Agreement may provide dividend equivalent rights to a holder of Restricted Stock Units.

8.6Restrictions.  Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Agreement or as authorized by the Administrator.

8.7Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee.  Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Ordinary Shares is then listed or admitted to trading.  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act.  As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2Delegation to an Officer.  To the extent authorized by applicable law, the Board may delegate to one or more officers of the Company the authority to do one or both of the following: (a) designate employees (other than officers) of the Company or any of its subsidiary corporations to be recipients of Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights and (b) determine the number of Ordinary Shares to be subject to such Options, Stock Appreciation Rights or Restricted Stock Units or to be issued as Restricted Stock and granted to such employees (other than officers) of the Company or any of its subsidiary corporations; provided, however, that the resolutions of the Board regarding such delegation shall specify that grants of Plan awards to employees pursuant to this Section 9.2 shall be consistent with specific parameters approved in advance by the Committee.

9.3Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be granted, the number of shares to be represented by each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, and the Exercise Price of such Options, the Purchase Price of the Restricted Stock and Restricted Stock Units, and the Base Price of such Stock Appreciation Rights; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement; (g) to accelerate the vesting of any Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right; (h) to extend the expiration date of any Option Agreement or Stock Appreciation Right Agreement; (i) to amend outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan.  Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants.  Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Option or Stock Appreciation Right beyond the original expiration date of such Option or Stock Appreciation Right.

9.4Repricing Prohibited.  Subject to Section 4.2, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination, or exchange of shares), neither the Committee nor the Board shall amend the terms of outstanding awards to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, for Options with an Exercise Price that is less than the Exercise Price of the original Options, or for Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, in each case without approval of the Company's shareholders, evidenced by a majority of votes cast.

9.5Limitation on Liability.  No employee of the Company or, subject to applicable laws, member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.  To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

ARTICLE 10.

RESTRICTIONS; EXTENSIONS

10.1Recovery.  All Options, Stock Appreciation Rights and Restricted Stock Units, or any Ordinary Shares or cash issued or awarded pursuant to the exercise of Options, Stock Appreciation Rights or Restricted Stock Units, and all Restricted Stock will be subject to recoupment in accordance with any clawback or recovery policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Option, Stock Appreciation Right, Restricted Stock Unit Agreement, or Restricted Stock Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.

10.2Termination for Cause.  Except as explicitly provided otherwise in a Participant's Stock Option Agreement or Stock Appreciation Right Agreement or other individual written agreement between the Company or any Affiliated Company and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant's termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.  "Cause" will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, shall mean Cause as defined in this Plan.  The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause will be made by the Administrator, in its sole discretion.  Any determination by the Administrator that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Options or Stock Appreciation Rights held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

10.3Extension of Termination Date.

(a)If the exercise of an Option or Stock Appreciation Right following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the Securities Act, then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant's Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the exercise of the Option or Stock Appreciation Right would violate the Securities Act, and (ii) the final expiration of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

(b)Unless otherwise provided in a Participant's Option Agreement or Stock Appreciation Right Agreement, if the sale of any Ordinary Share received on exercise of an Option or Stock Appreciation Right following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's Insider Trading Policy (assuming, for this purpose, that Participant's Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant), then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post‑termination exercise period after the termination of the Participant's Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the sale of the Ordinary Shares received upon exercise of the Option or Stock Appreciation Right would violate the Insider Trading Policy (assuming, for this purpose, that Participant's Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant) if, and only if, such violation of the Insider Trading Policy arose during the unmodified post‑termination exercise period, or (ii) the final expiration of the term of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

ARTICLE 11.

CHANGE IN CONTROL

11.1Options and Stock Appreciation Rights.  In order to preserve a Participant's rights with respect to any outstanding Options or Stock Appreciation Rights in the event of a Change in Control of the Company:

(a)Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options or Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)Vesting of outstanding Options or Stock Appreciation Rights shall not accelerate if and to the extent that: (i) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options or stock appreciation rights of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value containing such terms and provisions as the Administrator in its discretion may consider equitable under a new incentive program ("New Incentives").  If outstanding Options or Stock Appreciation Rights are assumed, or if new options or stock appreciation rights of comparable value are issued in exchange therefor, then each such Option, new option, Stock Appreciation Right or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares that would have been issued upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control and, with respect to Stock Appreciation Rights, payments in respect of such Stock Appreciation Right been made in shares, and appropriate adjustment also shall be made to the Exercise Price or Base Price such that the aggregate Exercise Price of each such Option or new option or Base Price of each Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c)If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a new option or stock appreciation right of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement or Stock Appreciation Right Agreement, the vesting of the Option, new option, Stock Appreciation Right, new stock appreciation right or New Incentive shall accelerate if and at such time as the Participant's service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement.

(d)If vesting of outstanding Options or Stock Appreciation Rights will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option or Stock Appreciation Right for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or "spread"), if any, by which, (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each Stock Appreciation Right, the value of the cash or other property that the Participant would have received had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(e)The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control and (ii) assumption of such Options or Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Right Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

(f)Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to the Participants who hold Options and Stock Appreciation Rights not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

11.2Restricted Stock and Restricted Stock Units.  In order to preserve a Participant's rights with respect to any outstanding Restricted Stock or Restricted Stock Units, in the event of a Change in Control of the Company:

(a)All Restricted Stock and Restricted Stock Units shall vest in full effective as of immediately prior to the consummation of the Change in Control, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Agreements or Restricted Stock Unit Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property.

(b)The Administrator in its discretion may provide in any Restricted Stock Agreement and Restricted Stock Unit Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Agreement or Restricted Stock Unit Agreement, or substitutes new agreements of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property, then the Restricted Stock or Restricted Stock Units or any substituted shares, cash or property covered thereby shall immediately vest in full, if the Participant's service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Agreement or Restricted Stock Unit Agreement.

(c)If vesting of outstanding Restricted Stock or Restricted Stock Units will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Restricted Stock or Restricted Stock Units for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received had the Restricted Stock or Restricted Stock Units vested immediately prior to the Change in Control.

(d)The Administrator shall have the discretion to provide in each Restricted Stock Agreement or Restricted Stock Unit Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock or Restricted Stock Units in the event of a Change in Control and (ii) assumption of such Restricted Stock Agreements or Restricted Stock Unit Agreements or issuance of substitute new agreements of comparable value in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Restricted Stock Agreement or Restricted Stock Unit Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.2(a) - 10.2(c) above.

11.3Dissolution or Liquidation.  Except as otherwise provided in an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, in the event of a dissolution, liquidation or winding up of the Company, all outstanding Options, Stock Appreciation Rights, and Restricted Stock Units will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company's repurchase rights or subject to a forfeiture condition under an award of Restricted Stock or Restricted Stock Units or pursuant to early exercise of an Option, may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution, liquidation or winding up is completed but contingent on its completion.

11.4Compliance with Sections 409A and 457A of the Code.  Notwithstanding anything else provided in this Article 11, in the case of any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right that constitutes a deferral of compensation within the meaning of Section 409A or 457A of the Code, the Committee will not accelerate the payment of such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right unless it determines in good faith that such accelerated payment is permissible under Sections 409A or 457A of the Code, as applicable.

ARTICLE 12.

AMENDMENT AND TERMINATION OF THE PLAN

12.1Amendments.  The Board may from time to time alter, amend, suspend or terminate this Plan in such respects as the Board may deem advisable.  No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement without such Participant's consent.  The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption.  Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.  The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A or Section 457A of the Code and/or ensuring the Plan or any awards granted under the Plan are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A or Section 457A of the Code, subject to the limitations, if any, of applicable law.

12.2Foreign Participants.  The Board may from time to time adopt such procedures and sub‑plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Service Providers who are foreign nationals or employed outside Jersey, Channel Islands (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

12.3Plan Termination.  Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights may be granted under the Plan thereafter, but Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13.

TAXES

13.1Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.  To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax by (a) directing the Company to apply Ordinary Shares to which the Participant is entitled as a result of the exercise of an Option or Stock Appreciation Right or vesting of a Restricted Stock or Restricted Stock Unit or (b) delivering to the Company Ordinary Shares owned by the Participant.  The Ordinary Shares so applied or delivered in satisfaction of the Participant's minimum tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

13.2Compliance with Section 409A of the Code.  Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 409A of the Code such Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 409A of the Code.  Notwithstanding the generality of the preceding sentence, to the extent any grant, payment, settlement or deferral of an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement subject to Section 409A is subject to the requirement under Section 409A(a)(2)(B)(i) of the Code that such grant, payment, settlement or deferral be delayed until six (6) months after Participant's separation from service if Participant is a specified employee within the meaning of the aforesaid section of the Code at the time of such separation from service, then such grant, payment, settlement or deferral will not be made before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of such Participant).

(a)Compliance with Section 457A of the Code.  Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 457A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 457A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 457A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 457A of the Code such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 457A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 457A of the Code, and may contain terms compliant with the following limitations: Options and Stock Appreciation Rights subject to Section 457A of the Code will be settled in Ordinary Shares only.  In no event will any Option or Stock Appreciation Right be settled in cash;

(b)A Participant's continued service with the Company, a parent of the Company or a subsidiary will be required in order for Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code to vest.  In no event will any Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code provide for vesting (1) upon voluntary termination, (2) solely on the basis of achievement of performance goals or objectives, or (3) following termination of a Participant's employment or service relationship with the Company;

(c)The Ordinary Shares underlying Restricted Stock and Restricted Stock Units subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) will be issued on the applicable vesting date for those shares or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date; and

(d)Options or Stock Appreciation Rights subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) must be exercised no later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date.

Notwithstanding the provisions of Section 13.3, the Committee may, when appropriate, grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights pursuant to this Plan to individuals subject to taxation in the United States with terms that do not comply with the provisions of Code Section 457A, subjecting such individual to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.  Similarly, the Committee may, when appropriate, amend the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights made pursuant to this Plan to add terms that do not comply with the provisions of Code Section 457A, subjecting holder of the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.

ARTICLE 14.

MISCELLANEOUS

14.1Benefits Not Alienable.  Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily.  Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant.  Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any right under any outstanding awards under the Plan.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or any other form of award under the Plan or a possible period in which such Option or other award may not be exercised.  The Company has no duty or obligation to reduce the tax consequences of any award granted to a Participant under the Plan.

14.3Application of Funds.  The proceeds received by the Company from the sale of Ordinary Shares pursuant to Option Agreements, Restricted Stock Unit Agreements or Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.4Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its shareholders or as otherwise required by applicable law.

14.5Adoption and Shareholder Approval.  This Plan will become effective on the Effective Date and will be approved by the shareholders of the Company (excluding Ordinary Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date.  Upon the Effective Date, the Administrator may grant Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights pursuant to this Plan; provided, however, that: (a) no Option or Stock Appreciation Right may be exercised prior to initial shareholder approval of this Plan; (b) no Option or Stock Appreciation Right granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled and any purchase of such Ordinary Shares issued hereunder shall be rescinded; and (d) Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator which increase is not approved by shareholders within the time then required and any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, and any purchase of Ordinary Shares subject to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be rescinded.

14.6Electronic Delivery.  Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

14.7Governing Law.  The Plan shall be governed by and construed in accordance with the laws of Jersey without reference to the principles of conflicts of laws thereof.

Proxy – Quotient Limited

Proxy Solicited by Board of Directors for the Annual General Meeting of Shareholders – October 29, 2020

Peter Buhler and Ernest Larnach or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Quotient Limited to be held on October 29, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 9, 11 and 12, and FOR a frequency of every “One Year” for Proposal 10.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders

to be held on October 29, 2020. The 2020 Proxy Statement and our Annual Report on Form 10-K for the

fiscal year ended March 31, 2020, are available at www.okapivote.com/Quotient

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE	SEE REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time on October 28, 2020.

Vote by Internet

• Log on to the Internet and go to www.OkapiVote.Com/QTNT

• Follow the steps outlined on the secure website.

Vote by telephone

• At NO CHARGE to you, call toll free (877) 219-9655 within the USA, US territories & Canada any time on a touch tone telephone.

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Annual General Meeting Proxy Card

A – Proposals – The Board of Directors unanimously recommends a vote “FOR” the nominees for Director in Proposals 1-8 and “FOR” the approval of Proposals 9, 11 and 12.

The Board unanimously recommends a vote for a frequency of every “ONE YEAR” for Proposal 10.

☐ Mark here to vote as the Board recommends.	☐ Mark here to vote FOR all	☐ Mark here to withhold vote from all
	nominees.	nominees.
Election of Directors until the next Annual General Meeting of the Company:	☐ For all EXCEPT – To withhold authority to vote for a nominee, write the
01 – Franz Walt 02 – Isabelle Buckle 03 – Frederick Hallsworth 04 – Catherine Larue 05 – Brian McDonough 06 – Heino von Prondzynski 07 – Zubeen Shroff 08 – John Wilkerson	name of such nominee below.

9. A non-binding, advisory vote on the compensation paid to the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement and the related compensation tables, notes and narrative discussion.

☐ FOR ☐ AGAINST ☐ ABSTAIN
10. A non-binding, advisory vote on the frequency of future advisory votes to approve the compensation paid to the Company’s named executed officers.
☐ Every 1 YEAR ☐ Every 2 YEARS ☐ Every 3 YEARS ☐ ABSTAIN

11. Vote to approve the Third Amended and Restated 2014 Plan, which reflects amendments to the 2014 Plan to (a) increase the number of ordinary shares authorized for issuance by 750,000 shares and to increase the maximum number of shares that may be issued upon the exercise of incentive stock options by 750,000 shares and (b) modify the “evergreen” provision, pursuant to which the aggregate number of shares authorized for issuance will be automatically increased each year beginning on April 1, 2020 by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by the Company’s Board of Directors or the remuneration committee.

☐ FOR ☐ AGAINST ☐ ABSTAIN

12. Proposal to re-appoint Ernst & Young LLP as the Company’s auditors from the conclusion of this meeting until the next Annual General Meeting of the Company to be held in 2021, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. – Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 –Please keep signature within the box.	Signature 2 –Please keep signature within the box.
/ /

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲